                                                                    Exhibit 1


                   AFFILIATION AGREEMENT AND PLAN OF REORGANIZATION

       AFFILIATION AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT"), dated as of December 9, 1997, by and among UST CORP., a Massachusetts corporation (the "BUYER") and SOMERSET SAVINGS BANK, a Massachusetts stock savings bank (the "SELLER").

       WHEREAS, the Buyer is the owner of all of the issued and outstanding shares of Mosaic Corp., a Massachusetts corporation (the "BUYER CORP.") and Buyer Corp. is the owner of all of the issued and outstanding shares of USTrust, a Massachusetts bank and trust company ("BUYER BANK");

       WHEREAS, the Boards of Directors of the Buyer, the Buyer Corp., the Buyer Bank and the Seller have each approved and determined that it is in the best interests of their respective stockholders to consummate the business combination transactions provided for herein, involving the merger of Seller with and into Buyer Bank (the "MERGER") by means of which the Buyer Corp. shall acquire all of the assets and assume all of the liabilities of the Seller and transfer such assets and liabilities to the Buyer Bank; and

       WHEREAS, as a condition to, and after the execution of, this Agreement, the Buyer and the Seller are entering into the Seller Option Agreement (the "SELLER OPTION AGREEMENT"), attached hereto as Exhibit A, pursuant to which the Seller has granted the option (the "SELLER OPTION") to the Buyer; and

       WHEREAS, as a condition to, and after the execution of, this Agreement, the Buyer and certain of the officers and directors of the Seller, are entering into the Stockholders Agreements; and

       WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and to prescribe certain conditions to the Merger;

       NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:


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                                      -2-


                                    ARTICLE I

                                   DEFINITIONS

       Except as otherwise provided herein or as otherwise clearly required by the context, the following terms shall have the respective meanings indicated when used in this Agreement:

       "ACQUISITION TRANSACTION" shall have the meaning ascribed thereto in
Section 5.03 hereof.

       "AFFILIATE" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

       "AGREEMENT" shall mean this Affiliation Agreement and Plan of Reorganization by and between the Buyer and the Seller.

       "ALTERNATIVE STRUCTURE" shall have the meaning ascribed thereto in
Section 2.11(i) hereof.

       "ASSOCIATE" shall have the meaning ascribed thereto in Rule 14a-1 under the Securities Exchange of 1934, as amended.

       "AVERAGE PRICE" shall have the meaning ascribed thereto in
Section 2.09(f) hereof.

       "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

       "BUYER" shall have the meaning ascribed thereto in the preamble hereto.

       "BUYER BALANCE SHEET" shall have the meaning ascribed thereto in
Section 3.05 hereof.

       "BUYER BANK" shall have the meaning ascribed thereto in the recitals hereto.

       "BUYER BANK COMMON STOCK" shall have the meaning ascribed thereto in
Section 2.06(a) hereof.


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                                      -3-


       "BUYER COMMON STOCK" shall have the meaning ascribed thereto in Section 2.06(b) hereof.

       "BUYER CORP." shall have the meaning ascribed thereto in the recitals hereto.

       "BUYER DISCLOSURE SCHEDULE" shall mean the disclosure schedule relating to the Buyer delivered to the Seller together herewith.

       "BUYER PREFERRED STOCK" shall have the meaning ascribed thereto in
Section 3.02(a) hereof.

       "BUYER REPORTS" shall have the meaning ascribed thereto in Section 3.10 hereof.

       "BUYER RIGHTS AGREEMENT" shall mean that certain Rights Agreement which was adopted by the Buyer on September 19, 1995, as amended.

       "CLOSING" shall mean the consummation of the Merger.

       "CLOSING DATE" shall mean the time and date specified pursuant to Section
7.01 hereof as the time and date on which the parties hereto shall consummate the Merger.

       "CMPS" shall have the meaning ascribed thereto in Section 3.14 hereof.

       "CODE" shall mean the Internal Revenue Code of 1986, as amended.

       "COMPANIES" shall have the meaning ascribed thereto in Section 4.10(a) hereof.

       "CONFIDENTIAL INFORMATION" shall have the meaning ascribed thereto in
Section 5.02(b) hereof.

       "CONFIDENTIALITY AGREEMENT" shall mean that certain agreement between the Buyer and the Seller dated September 26, 1997.

       "CONSENTS" shall have the meaning ascribed thereto in Section 6.01(b) hereof.

       "CONVERSION NUMBER" shall have the meaning ascribed thereto in Section 2.06(b) hereof.


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                                      -4-


       "DEPOSIT INSURANCE FUND" shall have the meaning ascribed thereto in
Section 4.02(b) hereof.

       "DISCLOSURE SCHEDULES" shall mean the Buyer Disclosure Schedule and the Seller Disclosure Schedule, considered together.

       "DOJ" shall mean the United States Department of Justice.

       "EFFECTIVE TIME" shall mean the date and time at which the Merger has become effective pursuant to the applicable laws of The Commonwealth of Massachusetts.

       "EPA" shall mean the United States Environmental Protection Agency.

       "EQUITY INVESTMENT" shall have the meaning set forth for such term as of the date hereof in the FDIC's rules and regulations regarding activities and investments of insured state banks at 12 C.F.R.ss.362.2(k).

       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

       "EXCHANGE ACT" shall have the meaning ascribed thereto in Section 3.05 hereof.

       "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

       "FDIC" shall mean the Federal Deposit Insurance Corporation.

       "FEDERAL RESERVE BOARD" shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of Boston, as applicable.

       "FILED TAX RETURNS" shall have the meaning ascribed thereto in Section 4.10(a) hereof.

       "GAAP" shall mean generally accepted accounting principles and practices in effect from time to time within the United States applied consistently throughout the period involved.

       "GOVERNMENTAL AUTHORITY" shall mean any United States federal, state or local governmental commission, board or other regulatory authority or agency, including courts and other judicial bodies.

       "HAZARDOUS MATERIAL" shall have the meaning ascribed thereto in
Section 4.19(i) hereof.


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                                     -5-

       "INCENTIVE STOCK OPTION" shall mean a stock option which is intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

       "INJUNCTION" shall have the meaning ascribed thereto in Section 6.01(d) hereof.

       "INTERIM TRUST COMPANY" shall have the meaning ascribed thereto in
Section 2.12 hereof.

       "IRS" shall mean the United States Internal Revenue Service.

       "KELLY EMPLOYMENT AGREEMENT" shall mean the employment agreement, of even date hereof, executed and delivered by [______], the Buyer and the Buyer Bank and attached hereto as EXHIBIT E.

       "LITIGATION" shall have the meaning ascribed thereto in Section 4.09 hereof.

       "LOAN PROPERTY" shall have the meaning ascribed thereto in
Section 4.19(i) hereof.

       "MBBI" shall mean the Massachusetts Board of Bank Incorporation.

       "MBCL" shall mean the Massachusetts Business Corporation Law.

       "MGL" shall mean the Massachusetts General Laws.

       "MASSACHUSETTS COMMISSIONER" shall have the meaning ascribed thereto in
Section 3.04 hereof.

       "MATERIAL ADVERSE EFFECT" shall mean, with respect to any Person, a material adverse effect on the business, results of operations, financial condition or prospects of such Person; PROVIDED, HOWEVER, that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in laws and regulations or interpretations thereof by courts or governmental authorities generally applicable to depository institutions and their holding companies (including changes in insurance deposit assessment rates and special assessments with respect thereto), (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies (c) actions and omissions of the Seller taken with the prior written consent of the Buyer, (d) reasonable expenses incurred by the Seller in connection with the execution of this Agreement and consummation of the transactions contemplated thereby and (e) changes in economic conditions (including changes in the level of





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                                      -6-


interest rates) to the extent such changes had a substantially similar effect on comparable depository institutions in eastern Massachusetts.

       "MERGER" shall have the meaning ascribed thereto in the recitals hereto.

       "NASD" shall mean the National Association of Securities Dealers, Inc.

       "NASDAQ" shall mean the National Market System of the National Association of Securities Dealers Automated Quotation System.

       "PARTICIPATION FACILITY" shall have the meaning ascribed thereto in
Section 4.19(i) hereof.

       "PBGC" shall mean the Pension Benefit Guaranty Corporation.

       "PERSON" shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other legal entity, or any governmental agency or political subdivision thereof.

       "PUBLIC ANNOUNCEMENT" shall mean an oral or written press release, public announcement or public information disclosure by the Seller or the Buyer or any of their subsidiaries relating to the Merger or the other transactions contemplated hereby.

       "RECORDS" means all records and original documents in the Seller's possession which pertain to and are utilized by the Seller or any of its subsidiaries to administer, reflect, monitor, evidence or record information respecting its business and operations, including but not limited to all records and documents relating to (a) corporate, regulatory, supervisory and litigation matters, (b) tax planning and payment of taxes, (c) personnel and employment matters, and (d) the business or conduct of the business of the Seller or any of its subsidiaries.

       "REPRESENTATIVE(S)" shall have the meaning ascribed thereto in Section 5.03(b) hereof.

       "REQUISITE REGULATORY APPROVALS" shall have the meaning ascribed thereto in Section 6.01(b) hereof.

       "SEC" shall have the meaning ascribed thereto in Section 3.04 hereof.

       "S-4" shall have the meaning ascribed thereto in Section 5.03(a) hereof.


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       "SECOND BANK MERGER" shall have the meaning ascribed thereto in
Section 2.12 hereof.

       "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

       "SELLER" shall have the meaning ascribed thereto in the preamble to this Agreement and, in addition, shall mean throughout this Agreement, unless the context contemplates otherwise, the Seller and each of its subsidiaries, considered on a consolidated basis.

       "SELLER AFFILIATES" shall have the meaning ascribed thereto in Section
5.06 hereof.

       "SELLER AFFILIATES AGREEMENT" shall mean the form of written agreement to be executed and delivered to the Buyer prior to the Effective Time by the Seller Affiliates, substantially in the form attached hereto as EXHIBIT B-2.

       "SELLER BALANCE SHEET" shall have the meaning ascribed thereto in
Section 4.05 hereof.

       "SELLER BENEFIT PLANS" shall have the meaning ascribed thereto in
Section 4.11(a) hereof.

       "SELLER COMMON STOCK" shall have the meaning ascribed thereto in
Section 2.06(b) hereof.

       "SELLER DISCLOSURE SCHEDULE" shall mean the disclosure schedule relating to the Seller delivered to Buyer together herewith.

       "SELLER EMPLOYEES" shall have the meaning ascribed thereto in
Section 5.12 hereto.

       "SELLER OPTION" shall have the meaning ascribed thereto in the recitals hereto.

       "SELLER OPTION AGREEMENT" shall have the meaning ascribed thereto in the recitals hereto.

       "SELLER ORDER" shall mean that certain regulatory order issued by the FDIC and consented to by the Seller, as modified on November 15, 1993.

       "SELLER OTHER PLANS" shall have the meaning ascribed thereto in
Section 4.11(a) hereof.


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                                      -8-


       "SELLER PENSION PLANS" shall have the meaning ascribed thereto in
Section 4.11(a) hereof.

       "SELLER PREFERRED STOCK" shall have the meaning ascribed thereto in
Section 4.02(a) hereof.

       "SELLER PROXY STATEMENT" shall have the meaning ascribed thereto in
Section 5.04(a) hereof.

       "SELLER REPORTS" shall have the meaning ascribed thereto in Section 4.15 hereof.

       "SELLER STOCK OPTION PLANS" shall have the meaning ascribed thereto in
Section 2.10 hereof.

       "SIGNIFICANT SUBSIDIARY" shall mean, when used with reference to a party, any "significant subsidiary" of such party as such term is defined in Regulation S-X of the SEC.

       "STOCKHOLDERS AGREEMENTS" shall mean those certain Stockholder Agreements dated as of the date hereof respectively between the Buyer and members of the Seller's board of directors and executive management and substantially in the form attached hereto as EXHIBIT B.

       "SUBSIDIARIES" shall mean, when used with reference to a party, any corporation, partnership or other organization, whether incorporated or unincorporated, at least twenty-five (25%) percent of the securities or other equity interests is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

       "SURVIVING BANK" shall have the meaning ascribed thereto in Section 2.01 hereof.

       "SURVIVING BANK COMMON STOCK" shall have the meaning ascribed thereto in
Section 2.06(a) hereof.

       "TAX" shall have the meaning ascribed thereto in Section 4.10(h)(A) hereof.

       "TAX RETURN" shall have the meaning ascribed thereto in
Section 4.10(h)(B) hereof.

       "TERMINATION DATE" shall have the meaning ascribed thereto in
Section 8.01(b) hereof.


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                                      -9-


       "TRANSACTION DOCUMENTS" shall mean this Agreement, the Confidentiality Agreement, the Seller Option Agreement, the Stockholders Agreements, and each other agreement, document or instrument executed in connection herewith or therewith.

       "TRANSFERRED SELLER EMPLOYEES" shall have the meaning ascribed thereto in
Section 5.12 hereto.

       "TRUST ACCOUNT SHARES" shall have the meaning ascribed thereto in
Section 3.12 hereof.

       "YEAR 2000 PROBLEM" shall have the meaning ascribed thereto in
Section 3.19 hereof.

                                   ARTICLE II

                           THE ACQUISITION AND MERGER

       2.01 THE ACQUISITION AND THE MERGER. Subject to the terms and conditions of this Agreement, in accordance with Section 36 of MGL Chapter 172, Section 34D of MGL Chapter 168, and the MBCL, the Seller shall merge with and into the Buyer Bank by means of which the Seller Corp. shall have acquired all of the assets and assumed all of the liabilities of the Seller and transferred such assets and liabilities to the Buyer Bank. By virtue of the Merger, the separate corporate existence of the Seller shall cease. The Buyer Bank shall be the surviving bank in the Merger (hereinafter sometimes referred to as the "SURVIVING BANK"), shall continue to be an indirect wholly-owned subsidiary of the Buyer and shall continue its corporate existence under the laws of The Commonwealth of Massachusetts.

       2.02   EFFECT OF THE MERGER.

              (a) Upon the Effective Time, all of the estate, property, rights, privileges, powers and franchises of each of the Seller and the Buyer Bank and all of their property, real, personal and mixed, and all the debts due on whatever account to any of them, as well as all stock subscriptions and other choses in action belonging to any of them, shall be transferred to and vested in the Surviving Bank, without further act or deed, and all claims, demands, property and other interests shall be the property of the Surviving Bank, and the title to all real estate vested in each of the Seller or the Buyer Bank shall not revert or be in any way impaired by reason of the Merger, but shall be vested in the Surviving Bank.


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                                      -10-


              (b) Upon the Effective Time, the rights of creditors of each of the Seller and the Buyer Bank shall not in any manner be impaired, nor shall any liability or obligation, including taxes due or to become due, or any claim or demand in any cause existing against such corporation, or any stockholder, director, or officer thereof, be released or impaired by the Merger, but the Surviving Bank shall be deemed to have assumed, and shall be liable for, all liabilities and obligations of each of the Seller and the Buyer Bank in the same manner and to the same extent as if the Surviving Bank had itself incurred such liabilities or obligations. The stockholders, directors, and officers of each of the Seller and the Buyer Bank shall continue to be subject to all liabilities, claims and demands existing against them as such at or before the Merger. No action or proceeding then pending before any court or tribunal of The Commonwealth of Massachusetts or otherwise in which either the Seller and the Buyer Bank is a party, or in which any such stockholder, director, or officer is a party, shall abate or be discontinued by reason of the Merger, but any such action or proceeding may be prosecuted to final judgment as though no merger had taken place, or the Surviving Bank may be substituted as a party in place of either the Seller and the Buyer Bank by the court in which such action or proceeding is pending.

       2.03 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Bank shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Bank its right, title or interest in, to or under any of the rights, properties or assets of the Seller acquired or to be acquired by the Surviving Bank as a result of, or in connection with, the Merger, the officers and directors of the Surviving Bank shall and will be authorized to execute and deliver, in the name and on behalf of either the Seller or the Buyer Bank or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of either the Seller or the Buyer Bank or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Bank or to otherwise carry out this Agreement.

       2.04 ARTICLES OF ORGANIZATION AND BY-LAWS. At the Effective Time, the Articles of Organization of the Buyer Bank shall be the Articles of Organization of the Surviving Bank and the By-Laws of the Buyer Bank shall be the By-Laws of the Surviving Bank and, subject to the rights of Buyer Corp. as the sole stockholder of the Buyer Bank, shall thereafter





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                                      -11-


continue to be its Articles of Organization and By-Laws until amended as provided therein or by law.

       2.05 EFFECTIVE TIME; CONDITIONS. The Merger shall become effective as set forth in the articles of merger which shall be submitted for filing to the Secretary of the Commonwealth pursuant to Section 78(d) of the MBCL (the "ARTICLES OF MERGER"). The term "Effective Time" shall be, the date and time specified in the Articles of Merger.

       2.06   EFFECT ON OUTSTANDING SHARES.

              (a) BUYER BANK COMMON STOCK. Each of the 138,126 shares of common stock of the Buyer Bank, par value $47.50 per share (the "BUYER BANK COMMON STOCK"), issued and outstanding immediately prior to the Effective Time, shall remain issued and outstanding after the Merger as shares of the Surviving Bank, and thereafter, until changed, shall constitute all of the issued and outstanding shares of the Surviving Bank.

              (b) SELLER COMMON STOCK. (i) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of common stock of the Seller, par value $1.00 per share (the "SELLER COMMON STOCK"), issued and outstanding immediately prior to the Effective Time (other than any such shares held directly or indirectly by the Buyer, Buyer Corp. or the Buyer Bank, except in a fiduciary capacity, and any such shares held as treasury stock by the Seller) shall become and be converted into 0.19 shares of the common stock of the Buyer, par value $0.625 per share ("BUYER COMMON STOCK") together with that number of Buyer Rights associated therewith. The number of shares of Buyer Common Stock into which each share of Seller Common Stock shall be converted is hereinafter called the "CONVERSION NUMBER;" and

              (ii) As of the Effective Time, each share of Seller Common Stock held either directly or indirectly by the Buyer, Buyer Corp. or the Buyer Bank (other than in a fiduciary capacity) or as treasury stock of the Seller shall be canceled, retired and cease to exist, and no payment shall be made with respect thereto. Each certificate which immediately prior to the Effective Time represented outstanding shares of Seller Common Stock shall on and after the Effective Time be deemed for all purposes to represent the number of shares of Buyer Common Stock into which the shares of Seller Common Stock represented by such certificate shall have been converted pursuant to this Section 2.06(b).


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                                      -12-


              (c) SHARES OF DISSENTING HOLDERS. No conversion under Section 2.06(b) hereof shall be made with respect to the shares of Seller Common Stock held by a Dissenting Holder (as such term is defined below); PROVIDED, HOWEVER, that each share of Seller Common Stock outstanding immediately prior to the Effective Time and held by a Dissenting Holder who shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the applicable provisions of the MBCL, shall be deemed to be converted, as of the Effective Time, into shares of Buyer Common Stock as specified in Section 2.06(b) hereof. The term "DISSENTING HOLDER" shall mean a holder of the Seller Common Stock who has demanded appraisal rights in compliance with the applicable provisions of the MBCL concerning the right of such holder to dissent from the Merger and demand appraisal of such holder's shares of Seller Common Stock.

              (d) DISSENTER'S RIGHTS. Any Dissenting Holder (i) who files with the Seller a written objection to the Merger before the taking of the vote to approve this Agreement by the shareholders of the Seller and who states in such objection that he intends to demand payment for his shares if the Merger is concluded and (ii) whose shares are not voted in favor of the Merger shall be entitled to demand payment for his shares of Seller Common Stock and an appraisal of the value thereof, in accordance with the provisions of Sections 86 through 98 of the MBCL.

       2.07 ANTI-DILUTION. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Buyer Common Stock shall have been increased, decreased, changed into or exchanged for a different number of shares or securities through reorganization of the Buyer's capitalization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other like changes in the Buyer's capitalization, other than pursuant to this Agreement, as the case may be (a "RECAPITALIZATION"), then an appropriate and proportionate adjustment shall be made to the Conversion Number so that each holder of Seller Common Stock shall receive under Section 2.06(b) hereof the number of shares of Buyer Common Stock (except for fractional shares) that such holder would have held immediately following the Recapitalization if the Merger had occurred immediately prior to the Recapitalization or the record date therefor, as applicable. For purposes of this Section 2.07, in no event shall the issuance of shares or securities by the Buyer in connection with the Buyer acquiring directly or indirectly the stock or assets of any corporation, bank or other entity be deemed to be a "Recapitalization".


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                                      -13-


       2.08 TAX CONSEQUENCES. The parties intend that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purpose of Section 368 of the Code.

       2.09 EXCHANGE AGENT. Prior to the Effective Time, the Buyer shall appoint United States Trust Company as exchange agent (the "EXCHANGE AGENT") for the purpose of exchanging certificates representing shares of Seller Common Stock for certificates representing shares of Buyer Common Stock, and the Buyer shall issue and deliver to the Exchange Agent certificates representing shares of Buyer Common Stock and shall pay to the Exchange Agent such amounts of cash as shall be required to be delivered to holders of shares of Seller Common Stock in lieu of fractional shares of Buyer Common Stock, pursuant to Article II of this Agreement.

       2.10   PROCEDURES.

              (a) Certificates which represent shares of Seller Common Stock that are outstanding immediately prior to the Effective Time (a "CERTIFICATE") and are converted into shares of Buyer Common Stock pursuant to this Article II shall, after the Effective Time, be deemed to represent shares of Buyer Common Stock into which such shares have been converted and shall be exchangeable by the holders thereof in the manner provided in the transmittal materials described below for new certificates representing the shares of Buyer Common Stock into which such shares have been converted.

              (b) Buyer shall use all reasonable efforts to cause the Exchange Agent to send to each holder of record of shares of Seller Common Stock outstanding at the Effective Time as promptly as practicable, and in any event within ten (10) days after the Effective Time, transmittal materials (which shall be reviewed with and be reasonably acceptable to Seller) for use in exchanging the certificates for such shares for certificates for shares of Buyer Common Stock into which such shares of Seller Common Stock have been converted pursuant to this Article II. Upon surrender of a Certificate, together with a duly executed letter of transmittal, and any other required documents, the holder of such Certificate shall be entitled to receive, in exchange therefor (i) a certificate representing that number of shares of Buyer Common Stock to which such holder of Seller Common Stock shall have become entitled pursuant to Section 2.06(b)(i) hereof, and such Certificate as surrendered shall forthwith be canceled, and (ii) a check representing the amount of cash in lieu of fractional shares, if any,





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                                      -14-


       which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of Section 2.10(f) hereof. No dividend or other distribution payable after the Effective Time with respect to Buyer Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof surrenders such Certificate, at which time such holder shall receive all dividends and distributions, without interest thereon, previously payable but withheld from such holder pursuant hereto. After the Effective Time, there shall be no transfers on the stock transfer books of the Seller of shares of Seller Common Stock which were issued and outstanding at the Effective Time and converted pursuant to the provisions of this
       Article II. If, after the Effective Time, Certificates are presented for transfer to the Seller, they shall be canceled and exchanged for the shares of Buyer Common Stock deliverable in respect thereof as determined in accordance with the provisions and procedures set forth in this Article II.

              (c) After the Effective Time, holders of certificates of Seller Common Stock shall cease to be, and shall have no rights as, stockholders of the Seller, other than (i) to receive shares of Buyer Common Stock into which such shares have been converted and, if applicable, fractional share payments pursuant to the provisions hereof, or (ii) the rights afforded to any Dissenting Holder (as defined in Section 2.06(c)) under applicable provisions of the MBCL.

              (d) Neither the Buyer nor the Seller nor any other person shall be liable to any former holder of shares of Seller Common Stock for any shares or any dividends or distributions with respect thereto properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

              (e) In the event any Certificate shall have been lost, stolen or destroyed, upon receipt of appropriate evidence as to such loss, theft or destruction and to the ownership of such Certificate by the person claiming such Certificate to be lost, stolen or destroyed, and the receipt by the Buyer of appropriate and customary indemnification, the Buyer will issue in exchange for such lost, stolen or destroyed Certificate shares of Buyer Common Stock and the fractional share payment, if any, deliverable with respect thereof, as determined in accordance with this Article II.

              (f) In lieu of the issuance of fractional shares of Buyer Common Stock pursuant to Section 2.06(b) of this Agreement, cash adjustments, without interest, will be paid to the holders of Seller

       Common Stock in respect of any fractional share that would otherwise be issuable and the amount of such cash adjustment shall be equal to an amount in cash determined by multiplying such holder's fractional interest by the "Average Price" of a share of Buyer Common Stock (rounded to the nearest cent). The "AVERAGE PRICE" of a share of Buyer Common Stock shall be the average of the last sale prices thereof as reported on the National Association of Securities Dealers Automated Quotation system over the ten (10) consecutive trading day period immediately preceding the date on which the last Requisite Regulatory Approval is received (without regard to any waiting period attached to the effectiveness thereof). For purposes of determining whether, and in what amounts, a particular holder of Seller Common Stock would be entitled to receive cash adjustments under this Section 2.09(f), shares of record held by such holder and represented by two or more Certificates shall be aggregated.

              (g) If any certificate representing shares of Buyer Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer (including, but not limited to, that the signature of the transferor shall be properly guaranteed by a commercial bank, trust company, member firm of the NASD or other eligible guarantor institution), and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Buyer Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

       2.11 CONVERSION OF OPTIONS. Each stock option (other than the Seller Option) issued by the Seller to a third party pursuant to any stock option plan of the Seller (the "SELLER STOCK OPTION PLANS"), whether or not currently exercisable, which entitles such third party to purchase Seller Common Stock, and which is outstanding and unexercised immediately prior to the Effective Time, shall be converted into an option to purchase shares of Buyer Common Stock, and the Buyer shall assume each such option in accordance with the terms of the Seller Stock Option Plan under which it was granted and the stock option or other agreement by which it is evidenced, with the following terms:

              (a) The number of shares of Buyer Common Stock shall be equal to the product of the number of shares of Seller Common Stock previously subject thereto and the Conversion Number, rounded down to the nearest whole share; and

              (b) The exercise price per share of Buyer Common Stock shall be equal to the exercise price per share of Seller Common Stock previously subject thereto divided by the Conversion Number, rounded up to the nearest cent; and

              (c) The duration and other terms of each such stock option shall be otherwise governed by the terms of the Seller Stock Option Plan under which such option was granted and shall be unchanged except that all references to the Seller shall be deemed to be references to the Buyer; and

              (d) The Buyer shall assume the option as contemplated by Section 424(a) of the Code; and

              (e) With respect to any stock option on Seller Common Stock which is an Incentive Stock Option, the Buyer shall take such actions (other than delaying the date the options on Buyer Common Stock become exercisable beyond the date on which such options would otherwise become exercisable pursuant to the relevant Seller Stock Option Plan) as may be necessary or appropriate to cause such option, upon being converted to an option on Buyer Common Stock, to remain such an Incentive Stock Option.

       2.12 POSSIBLE ALTERNATIVE STRUCTURE. Notwithstanding any other provision of this Agreement to the contrary, prior to the Effective Time, the Buyer shall be entitled to (i) revise the structure of the Merger to provide that the Seller shall be merged with and into a special purpose subsidiary ("INTERIM TRUST COMPANY") of the Buyer at the Effective Time or alternatively, that Interim Trust shall be merged with and into the Seller at the Effective Time (the "ALTERNATIVE STRUCTURE MERGER"), and/or (ii) acquire the shares of the Seller Common Stock in a "Plan of Acquisition" pursuant to MGL Chapter 172,
Section 26B and simultaneously therewith merge the Seller with and into the Buyer Bank; provided in each case that such alternative transfer would not preclude the satisfaction of any closing condition set forth in Article VI hereof. In the event that the structure of the Merger is changed in the manner provided by this Section 2.12(i) hereof, the Seller and the Buyer Bank will execute and deliver an agreement and plan of merger necessary to consummate the merger of the Seller, as the survivor of the Alternative Structure Merger referred to in (i) above with and into the Buyer Bank (the "SECOND BANK

MERGER"). The Seller shall take such actions as the Buyer shall reasonably request to effectuate the Second Bank Merger. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the Buyer and the Seller may jointly elect prior to the Effective Time, to substitute an alternative structure for the accomplishment of the transactions contemplated by this Agreement. Buyer and Seller agree that this Agreement shall be appropriately amended in order to reflect any such revised sequence or structure.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF THE BUYER

       The Buyer hereby represents and warrants to the Seller as follows:

       3.01   CORPORATE ORGANIZATION.

              (a) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. The Buyer has all requisite corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. The Buyer is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not result in, with respect to the Buyer, a Material Adverse Effect. The Buyer is a bank holding company registered with the Federal Reserve Board under the BHCA.

              (b) The Buyer Bank is a bank and trust company duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. The Buyer Bank has all requisite power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. The Buyer Bank is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased, or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would neither individually nor in the aggregate result in any Material Adverse Effect on the Buyer.

       3.02   CAPITALIZATION.

              (a) The authorized capital stock of the Buyer consists of 45,000,000 shares of Buyer Common Stock and 4,000,000 shares of preferred stock, par value $1.00 per share ("BUYER PREFERRED STOCK"). As of the close of business on October 31, 1997, there were 29,719,593 shares of Buyer Common Stock and no shares of Buyer Preferred Stock issued and outstanding. In addition, as of the close of business on October 31, 1997, there were 1,396,808 shares of Buyer Common Stock reserved for issuance upon exercise of outstanding stock options. All issued and outstanding shares of Buyer Common Stock and Buyer Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except (i) for rights issuable to holders of Buyer Common Stock in accordance with the Buyer Rights Agreement, (ii) as permitted under this Agreement, (iii) as referred to in this Section 3.02 (which includes director and employee stock options) or (iv) as reflected in Section 3.02(a) of the Buyer Disclosure Schedule, the Buyer does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements or agreements of any character calling for the Buyer to issue, deliver or sell, or cause to be issued, delivered or sold any shares of Buyer Common Stock or Buyer Preferred Stock or any other equity security of the Buyer or any subsidiary of the Buyer or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any shares of Buyer Common Stock or Buyer Preferred Stock or any other equity security of the Buyer or any subsidiary of the Buyer or obligating the Buyer to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements or agreements. As of the date hereof there are no outstanding contractual obligations of the Buyer to repurchase, redeem or otherwise acquire any shares of capital stock of the Buyer or any subsidiary of the Buyer.

              (b) Section 3.02(b) of the Buyer Disclosure Schedule lists each of the Significant Subsidiaries of the Buyer on the date of this Agreement and indicates for each such subsidiary as of such date: (i) the percentage and type of equity securities owned or controlled by the Buyer; (ii) the jurisdiction of incorporation; and (iii) if the subsidiary is a depository institution, whether it is a member of the Federal Reserve System. Each of the subsidiaries of the Buyer that is a depository institution is an "insured depository institution" as defined in the FDIA and applicable regulations thereunder, and the deposits of each such depository institution are insured by the Bank Insurance Fund of the FDIC in accordance with the FDIA, and each such depository institution has paid all assessments and filed all reports required by the FDIA. As of the date hereof, no proceedings for the revocation or termination of such deposit insurance are pending or, to the knowledge of the Buyer, threatened. No subsidiary of the Buyer has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for a subsidiary of the Buyer to issue deliver or sell, or cause to be issued, delivered or sold any equity security of the Buyer or of any subsidiary of the Buyer or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any such equity security or obligating a subsidiary of the Buyer to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments or agreements. As of the date hereof, there are no outstanding contractual obligations of any subsidiary of the Buyer to repurchase, redeem or otherwise acquire any shares of capital stock of the Buyer or any subsidiary of the Buyer. Except as may be provided under applicable law in the case of any subsidiary of the Buyer that is a bank, all of the shares of capital stock of each of the subsidiaries of the Buyer held by the Buyer are fully paid and nonassessable and, except for directors' qualifying shares, are owned by the Buyer free and clear of any claim, lien, encumbrance or agreement with respect thereto.

       3.03   AUTHORITY; NO VIOLATION.

              (a) The Buyer has all requisite corporate power and authority to execute and deliver this Agreement, the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of the Buyer. No other corporate proceedings on the part of the Buyer are necessary to consummate any of the transactions so contemplated by this Agreement. This Agreement and the other Transaction Documents have been duly and validly executed and delivered by the Buyer and (assuming due authorization, execution and delivery by the Seller) constitutes the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with their respective terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

              (b) Neither the execution and delivery of this Agreement or the other Transaction Documents by the Buyer nor the consummation by the Buyer of the transactions contemplated by this Agreement; nor compliance by the Buyer with any of the terms or provisions of this Agreement, will
       (i) assuming that the consents and approvals referred to in Section 3.04 hereof are duly obtained, violate in any material respect any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Buyer, or (ii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Buyer or the Buyer Bank under, any of the terms, conditions or provisions of (A) the Articles of Organization or other charter document of like nature or By-Laws of the Buyer, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Buyer is a party as issuer, guarantor or obligor, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii)(B) above, for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on the Buyer.

       3.04 CONSENTS AND APPROVALS. Except for consents, waivers or approvals of, or filings or registrations with, the Federal Reserve Board, the FDIC, the Commissioner of Banks of The Commonwealth of Massachusetts (the "MASSACHUSETTS COMMISSIONER"), the MBBI, the Securities and Exchange Commission (the "SEC"), the Secretary of State of The Commonwealth of Massachusetts, NASDAQ, and the DOJ, no consents, waivers or approvals of or filings or registrations with any public body or authority are necessary, and no consents or approvals of any third parties (which term does not include the Board of Directors of the Buyer are necessary, in connection with (a) the execution and delivery by the Buyer of this Agreement or (b) the consummation by the Buyer of the transactions contemplated by this Agreement. The Buyer has no knowledge of any fact or circumstance relating to the Buyer or its subsidiaries that is reasonably likely to materially impede or delay receipt of any Consents of regulatory or governmental authorities or result in the imposition of a restriction or condition of the type referenced in Section 6.02(d) herein.

       3.05 FINANCIAL STATEMENTS. The Buyer has made available to the Seller copies of (a) the consolidated balance sheets of the Buyer and its subsidiaries as of December 31 for the fiscal years 1994 through 1996, inclusive, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1994 through 1996, inclusive, as reported in the Annual Reports of the Buyer on Form 10-K for each of the three (3) fiscal years ended December 31, 1994 through December 31, 1996 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), in each case accompanied by the audit report of Arthur Andersen LLP, independent public accountants for the Buyer, and (b) the unaudited consolidated balance sheet of the Buyer and its subsidiaries as of September 30, 1997, the related unaudited consolidated statements of income and changes in stockholders' equity for the nine (9) months ended September 30, 1997 and September 30, 1996 and the related unaudited consolidated statements of cash flows for the nine (9) months ended September 30, 1997 and September 30, 1996, all as reported in the Buyer's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 filed with the SEC under the Exchange Act. The December 31, 1996 consolidated balance sheet ("BUYER BALANCE SHEET") of the Buyer (including the related notes, where applicable) and the other financial statements referred to herein (including the related notes, where applicable) fairly present, and the financial statements to be included in any reports or statements (including reports on Forms 10-Q and 10-K) to be filed by the Buyer with the SEC after the date hereof will fairly present, the consolidated financial position and results of the consolidated operations and cash flows and changes in stockholders' equity of the Buyer and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; and each of such statements (including the related notes, where applicable) has been and will be prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto (subject, in the case of unaudited interim statements, to normal year-end adjustments). The books and records of the Buyer and its subsidiaries have been, and are being, maintained in accordance with GAAP and applicable legal and regulatory requirements.

       3.06 ABSENCE OF UNDISCLOSED LIABILITIES. None of the Buyer or any of its subsidiaries has any obligation or liability (contingent or otherwise) that is material on a consolidated basis to the Buyer, or that when combined with all similar obligations or liabilities would be material on a consolidated basis to the Buyer or any of its Significant Subsidiaries, except as disclosed or reflected in the Buyer Balance Sheet or any of the other financial statements of the Buyer described in Section 3.05 above.

       3.07 BROKER'S FEES. Neither the Buyer nor any of its officers, directors, employees or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated by this Agreement, except for the fees incurred in connection with the engagement of Fox-Pitt, Kelton Inc. and for legal, accounting and other professional fees payable in connection with the Merger. The Buyer will be responsible for the payment of all such fees.

       3.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Buyer's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 or in any Current Reports of the Buyer on Form 8-K filed prior to the date of this Agreement, since December 31, 1996, the Buyer and its subsidiaries have not incurred any material liability, except in the ordinary course of their business consistent with their past practices, nor has there been any change in the business, assets, financial condition or results of operations of the Buyer or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Buyer or any Significant Subsidiary of the Buyer.

       3.09 LEGAL PROCEEDINGS. There is no suit, action or proceeding pending or, to the best knowledge of the Buyer, threatened, against the Buyer or any subsidiary of the Buyer or challenging the validity or propriety of the transactions contemplated by this Agreement, as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Buyer or any Significant Subsidiary of the Buyer or otherwise materially adversely affect the Buyer's ability to perform its obligations under this Agreement, nor is there any judgment, decree, injunction, rule or order of any legal or administrative body or arbitrator outstanding against the Buyer or any subsidiary of the Buyer having, or which insofar as reasonably can be foreseen, in the future could have, any such effect.

       3.10 REPORTS. Since January 1, 1994, the Buyer and its subsidiaries have filed, and subsequent to the date hereof will file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (a) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (and all such reports, registrations and statements have been or will be delivered by the Buyer to the Seller), (b) the Federal Reserve Board, (c) the FDIC, and (d) any applicable state securities or banking authorities (except, in the case of state securities authorities, no such representation is made as to filings which are not material) (all such reports and statements are collectively referred to herein as the "BUYER REPORTS"). As of their respective dates, the Buyer Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain and, with respect to filings made after the date of this Agreement, will not at the date of filing contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

       3.11 BUYER COMMON STOCK. Buyer Common Stock to be issued pursuant to this Agreement is duly authorized and, when issued at the Effective Time, will be validly issued, fully paid and nonassessable and not subject to preemptive rights, with no personal liability attaching thereto and will have the same rights in all respects as the shares of the Buyer Common Stock outstanding on the date of issuance.

       3.12 OWNERSHIP OF SELLER COMMON STOCK. Neither the Buyer nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act) (a) beneficially own, directly or indirectly, or (b) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Seller, which in the aggregate represent five percent (5%) or more of the outstanding shares of capital stock of the Seller entitled to vote generally in the election of directors (other than shares in trust accounts, managed accounts and the like that are beneficially owned by third parties (any such shares being hereinafter referred to as, "TRUST ACCOUNT SHARES")).

       3.13 AGREEMENTS WITH BANKING AUTHORITIES. Except as set forth in Section
3.13 of the Buyer Disclosure Schedule, neither the Buyer nor any of its subsidiaries is a party to any commitment, letter (other than letters addressed to regulated depository institutions generally), written agreement, memorandum of understanding, order to cease and desist with, or has been required to adopt any board resolution by, any federal or state governmental entity charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, credit policies, management or overall safety and soundness or such entity's ability to perform its obligations hereunder, and neither the Buyer nor any of its subsidiaries has received written notification from any such federal or state governmental entity that any such Person may be requested to enter into, or otherwise be subject to, any such commitment, letter, written agreement, memorandum of understanding or cease and desist order.

       3.14 COMPLIANCE WITH APPLICABLE LAW. Each of the Buyer and each Significant Subsidiary thereof holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and each of the Buyer and each Significant Subsidiary thereof has complied with and is not in violation of or default in any respect under any, applicable law, statute, order, rule, regulation or policy of, or agreement with, any federal, state or local governmental agency or authority relating to the Buyer or such Significant Subsidiary (other than where such default or noncompliance will not result in, or create the possibility of resulting in, a material limitation on the conduct of the business of the Buyer, will not cause, or create the possibility of causing, the Buyer or any Significant Subsidiary thereof to incur any financial penalty in excess of $20,000 (including but not limited to any civil money penalty or other monetary sanction under Section 8(i)(2) of the FDIA, 12 U.S.C. ss.1818(i)(2), or under any applicable state law ("CMPS")), and will not otherwise result, or create the possibility of resulting in any Material Adverse Effect on the Buyer or any Significant Subsidiary of the Buyer), and neither the Buyer nor any Significant Subsidiary of the Buyer has received any notice of any violation of any such law, statute, order, rule, regulation, policy or agreement, or commencement of any proceeding in connection with any such violation (including but not limited to any hearing or investigation relating to the imposition or contemplated imposition of CMPs), and does not know of any violation of, any such law, statute, order, rule, regulation, policy or agreement which would have such a result.

       3.15 POOLING OF INTERESTS TREATMENT. To the Buyer's knowledge, it has not taken any action that would, or is likely to, cause the Merger to fail to qualify for "pooling of interests" accounting treatment under Accounting Principles Board Opinion No. 16.

       3.16   EMPLOYEES.

              (a) Except as set forth in Section 3.16(a) of the Buyer Disclosure Schedule, neither the Buyer nor any of its subsidiaries maintains or contributes to any "employee pension benefit plan" (the "BUYER PENSION Plans"), as such term is defined in Section 3(2) of ERISA or "employee welfare benefit plan" (the "BUYER BENEFIT PLANS"), as such term is defined in Section 3(1) of ERISA, stock option plan, stock purchase plan, deferred compensation plan, other employee benefit plans for employees of the Buyer or its subsidiaries, or any other plan, program or arrangement of the same or similar nature that provides benefits to non-employee directors of the Buyer or its subsidiaries.

              (b) The current value of the assets of each of the Buyer Pension Plans subject to Title IV of ERISA exceeds that plan's "Benefit Liabilities" as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if that plan terminated in accordance with all applicable legal requirements.

              (c) To the knowledge of the Buyer, each of the Buyer Pension Plans and each of the Buyer Benefit Plans, which are maintained or contributed to by the Buyer, has been administered in compliance with its terms in all material respects and is in compliance in all material respects with the applicable provisions of ERISA (including, but not limited to, the funding and prohibited transactions provisions thereof), the Code and other applicable laws, except to the extent that non-compliance would not have a Material Adverse Effect on the Buyer, taken as a whole.

              (d) To the knowledge of the Buyer, there has been no reportable event within the meaning of Section 4043(b) of ERISA or any waived funding deficiency within the meaning of Section 412(d)(3) (or any predecessor section) of the Code with respect to any Buyer Pension Plan.

              (e) To the knowledge of the Buyer, each of the Buyer Pension Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code is so qualified, and the Buyer is not aware of any fact or circumstance which would adversely affect the qualified status of any such plan.

              (f) Except as set forth in Section 3.16(f) of the Buyer Disclosure Schedule, the Buyer has made or provided for all contributions to the Buyer Pension Plans required by the Buyer thereunder.

       3.17 CAPITALIZATION. As of the date hereof, without giving effect to the transactions contemplated hereby, the subsidiaries of the Buyer which are "insured depository institutions" are (a) "well capitalized", as defined in the FDIA, and (b) meet all capital requirements, standards and ratios required by each state or federal bank regulator with jurisdiction over such Persons. No such regulator has indicated that it will condition any of the regulatory approvals upon an increase in any such Person's capital or compliance with any special capital requirement, standard or ratio.

       3.18 CRA RATING. The Buyer Bank was rated "Outstanding" following its most recent Community Reinvestment Act examination by the FDIC. The Buyer has not received any notice of, and the Buyer has no knowledge of, any planned or threatened objection by any community group to the transactions contemplated hereby.

       3.19 YEAR 2000. The Buyer has made available to the Seller a copy of the report furnished by the Buyer to the regulatory agencies having jurisdiction over the Buyer and its subsidiaries concerning the modifications required to the Buyer's computer systems, if any, in order for each systems to contain no deficiencies relating generally to formatting for entering dates (commonly referred to and referred to herein as the "Year 2000 Problem"). The Buyer is not aware of any inability on the part of any customer, insurance company or service provider with which the Buyer transacts business to timely remedy their own deficiencies in respect of the Year 2000 Problem, which inability, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect on the Buyer.

       3.20 BUYER INFORMATION. The information relating to the Buyer and its subsidiaries to be contained in the Seller Proxy Statement and the S-4, as described in Section 5.04 hereof, and any other documents filed with the SEC or any regulatory agency in connection herewith, to the extent such information is provided in writing by the Buyer, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading.

       3.21 DISCLOSURE. No representation or warranty contained in this Agreement, and no statement contained in any certificate, list or other writing, including but not necessarily limited to the Buyer Disclosure Schedule, furnished to the Seller pursuant to the provisions hereof, to the best knowledge of the Buyer, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. To the best knowledge of the Buyer, all information material to the Merger and the transactions contemplated by this Agreement, or which is necessary to make the representations and warranties herein contained not misleading, has been disclosed in writing to the Seller.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF THE SELLER

       The Seller hereby represents and warrants to the Buyer as follows:

       4.01   CORPORATE ORGANIZATION.

              (a) The Seller is a stock savings bank organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. The Seller has all requisite corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. The Seller and each of its subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so qualified would not result in, with respect to the Seller or such subsidiary, a Material Adverse Effect. Section 4.01(a) of the Seller Disclosure Schedule lists each of the jurisdictions in which the Seller and its subsidiaries possess any such foreign qualifications or licenses and lists such license held in such jurisdiction. The Seller has previously made available to Buyer for inspection true and complete copies as amended to date of the (i) Charter and By-Laws of the Seller and each subsidiary, and (ii) all records in the possession of the Seller of all meetings and other corporate action taken by the stockholders, Board of Directors and committees thereof, of the Seller and each subsidiary.

              (b) Except as set forth in Section 4.01(b) of the Seller Disclosure Schedule, the Seller has no subsidiaries and no Equity Investments (other than its investments in such subsidiaries). Section 4.01(b) of the Seller Disclosure Schedule lists for each subsidiary and Equity Investment of the Seller, the percentage of Seller's ownership in such subsidiary or Equity Investment, the activities of such subsidiary or Equity Investment, including but not limited to, whether or not such subsidiary or Equity Investment is engaged principally or otherwise, directly or indirectly through a joint venture, partnership or other entity, in the sale of mutual funds, insurance or the development of real estate. Except as set forth in
       Section 4.01(b) of the Seller Disclosure Schedule, no subsidiary or Equity Investment of the Seller engages in any activity, principally or otherwise, that is not permitted for a national bank.

              (c) Except as set forth in Section 4.01(c) of the Seller Disclosure Schedule, the minute books of the Seller and its subsidiaries accurately reflect in all material respects all meetings held of, and actions taken by, since January 1, 1992, their respective stockholders and Boards of Directors.

       4.02   CAPITALIZATION.

              (a) The authorized capital stock of the Seller consists of (i) 20,000,000 shares of Seller Common Stock, of which, as of December 9, 1997, 16,651,602 shares were issued and outstanding, and (ii) 5,000,000 shares of preferred stock, par value $1.00 per share (the "SELLER PREFERRED STOCK"), of which, as of December 9, 1997 no shares were issued and outstanding. In addition, as of the close of business on December 9, 1997, there were 570,750 shares of Seller Common Stock reserved for issuance upon the exercise of outstanding stock options. All issued and outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except with respect to the Seller Option and as referred to in this
       Section 4.02(a), the Seller does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the Seller to issue, deliver or sell, or cause to be issued, delivered or sold any shares of Seller Common Stock, or any other equity security of the Seller or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any shares of Seller Common Stock or any other equity security of the Seller or obligating the Seller to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments or agreements. As of the date hereof, there are no outstanding contractual obligations of the Seller to repurchase, redeem or otherwise acquire any shares of capital stock of the Seller. In addition, Section 4.02(a) of the Seller Disclosure Schedule sets forth, as of the date hereof, the number of shares of Seller Common Stock subject to outstanding stock options, the various dates on which such options were granted, the various exercise prices for such options, the number of shares for which such options are presently vested, and the vesting schedule for the remaining balance of shares for which such options are not presently vested.

              (b) Seller is an "insured depository institution" as defined in the FDIA and applicable regulations thereunder, and the deposits of the Seller are insured by the Bank Insurance Fund of the FDIC in accordance with the FDIA and by the Deposit Insurance Fund of the Mutual Savings Central Fund, Inc. of Massachusetts (the "DEPOSIT INSURANCE FUND") in excess of the FDIC's insurance limits. The Seller has paid all assessments and filed all reports required by the FDIA and the Deposit Insurance Fund and no amounts are owned to the Deposit Insurance Fund by the Seller or to the Seller by the Deposit Insurance Fund. As of the date hereof no proceedings for the revocation or termination of such deposit insurance are pending or to the knowledge of the Seller, threatened.

              (c) No subsidiary of the Seller has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for a subsidiary of the Seller to issue, deliver or sell, or cause to be issued, delivered or sold any equity security of the Seller or of any subsidiary of the Seller or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any such equity security or obligating a subsidiary of the Seller to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments or agreements. As of the date hereof, there are no outstanding contractual obligations of any subsidiary of the Seller to repurchase, redeem or otherwise acquire any shares of capital stock of the Seller or any subsidiary of the Seller. All of the shares of capital stock of each of the subsidiaries of the Seller held by the Seller are fully paid and nonassessable and, except for directors' qualifying shares, are owned by the Seller free and clear of any claim, lien, encumbrance or agreement with respect thereto.

       4.03   AUTHORITY; NO VIOLATION.

              (a) The Seller has full corporate power and authority to execute and deliver this Agreement, the other Transaction Documents and, subject only to the approval of the Seller's stockholders, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of the Seller. The Board of Directors of the Seller has directed that this Agreement and the transactions contemplated hereby be submitted to the stockholders of the Seller for approval at a meeting of such stockholders and, except for the adoption of this Agreement by its stockholders, no other corporate proceedings on the part of the Seller are necessary to consummate any of the transactions so contemplated by this Agreement. This Agreement and the other Transaction Documents have been duly and validly executed and delivered by the Seller and (assuming due authorization, execution and delivery by the Buyer ) constitute the valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

              (b) Neither the execution and delivery of this Agreement or the other Transaction Documents by the Seller, nor the consummation by the Seller of the transactions contemplated by this Agreement, or the other Transaction Documents, nor compliance by the Seller, with any of the terms or provisions thereof, will (i) assuming that the consents and approvals referred to in Section 4.04 are duly obtained, violate in any material respect any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Seller or any of its subsidiaries or any of their respective properties or assets, or (ii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Seller or any of its subsidiaries under, any of the terms, conditions or provisions of (A) the Charter or By-Laws of the Seller or any of its subsidiaries, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Seller or any of its subsidiaries is a party as issuer, guarantor or obligor, or by which it or any of its properties or assets may be bound or affected, except, in the case of clause (ii)(B) above, for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on the Seller.

       4.04 CONSENTS AND APPROVALS. Except for consents, waivers or approvals of, or filings or registrations with, the Federal Reserve Board, the FDIC, the Massachusetts Commissioner, the MBBI, the SEC, the Secretary of State of The Commonwealth of Massachusetts, the DOJ, NASDAQ, certain state "Blue Sky" or securities commissioners or the stockholders of the Seller, no consents, waivers or approvals of or filings or registrations with any public body or authority are necessary, and except as set forth in Section 4.04 of the Seller Disclosure Schedule, no consents or approvals of any third parties (which term does not include the Board of Directors and stockholders of the Seller) are necessary, in connection with (a) the execution and delivery by the Seller of this Agreement or (b) the consummation by the Seller, of the transactions contemplated by this Agreement. The affirmative vote of holders of two-thirds of the outstanding shares of Seller Common Stock is the only vote of the holders of any class or series of capital stock or other securities of the Seller necessary to approve of this Agreement and the transactions contemplated hereby. The Seller has no knowledge of any fact or circumstance relating to the Seller or its subsidiaries that is reasonably likely to materially impede or delay receipt of any Consents of regulatory or governmental authorities or result in the imposition of a restriction or condition of the type referenced in Section 6.02(d) herein.

       4.05 FINANCIAL STATEMENTS. The Seller has made available to the Buyer copies of (a) the consolidated balance sheets of the Seller and its subsidiaries as of December 31 for the fiscal years 1994 through 1996, inclusive, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the fiscal years 1994 through 1996, inclusive, as reported in the Seller's Annual Reports on Form F-2 for each of the three (3) fiscal years ended December 31, 1994 through December 31, 1996, which were filed with the FDIC under the Exchange Act, in each case accompanied by the audit report of Wolf & Company, P.C., independent auditors for the Seller, and (b) the unaudited consolidated balance sheets of the Seller and its subsidiaries as of September 30, 1997 and September 30, 1996, the related unaudited consolidated statements of operations and changes in stockholders' equity for the nine (9) months ended September 30, 1997 and September 30, 1996 and the related unaudited consolidated statements of cash flows for the nine (9) months ended September 30, 1997 and September 30, 1996, all as reported in the Seller's Quarterly Report on Form F-4 for the nine (9) months ended September 30, 1997 filed with the FDIC under the Exchange Act. The December 31, 1996 consolidated balance sheet (the "SELLER BALANCE SHEET") of the Seller (including the related notes, where applicable) and the other financial statements referred to herein (including the related notes, where applicable) fairly present, and the financial statements to be included in any reports or statements (including reports on Forms F-3 and F-2) to be filed by the Seller with the FDIC after the date hereof will fairly present, the consolidated financial position and results of the consolidated operations and cash flows and changes in shareholders' equity of the Seller and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto (subject, in the case of unaudited interim statements, to normal year-end adjustments). The books and records of the Seller and its subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and applicable legal and regulatory requirements.

       4.06 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in Section
4.06 of the Seller Disclosure Schedule, neither the Seller nor its subsidiaries has any obligation or liability (contingent or otherwise) that is material on a consolidated basis to the Seller, except as disclosed or reflected in the Seller Balance Sheet or any of the other financial statements described in Section 4.05 above or Section 4.06 of the Seller Disclosure Schedule.

       4.07 BROKER'S FEES. Neither the Seller nor any of its or its subsidiaries' officers, directors, employees or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated by this Agreement, except for the engagement of Legg Mason Woods Walker, Inc. and the fees incurred in connection with such engagement, and except for legal, accounting and other professional fees payable in connection with the Merger. The Seller will be responsible for the payment of such fees.

       4.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section
4.08 of the Seller Disclosure Schedule, or as disclosed in the Seller's Quarterly Report on Form F-4 for the nine (9) months ended September 30, 1997 or in any Current Reports of the Seller on Form F-3 filed prior to the date of this Agreement, since December 31, 1996, (i) the business of the Seller and each of its subsidiaries has been conducted only in the ordinary course consistent with past practice, (ii) there has not been any change in the business, assets, financial condition or results of operations of the Seller or any of its subsidiaries, which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Seller, (iii) there has not been any material change in any policy or practice followed by the Seller nor any of its subsidiaries in the ordinary course of business, (iv) neither the Seller nor any of its subsidiaries has incurred any material liability, except in the ordinary course of its business consistent with prudent banking practices, (v) there has not been any material agreement, contract or commitment entered into, or agreed to be entered into, except for those in the ordinary course of business; (vi) there has not been any increase in or establishment of any bonus, insurance, severance (including severance after a change in control), deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of any stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase, life insurance or split dollar life insurance, retiree medical or life insurance, or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Seller or any of its subsidiaries, except with respect to cash compensation, in the ordinary course of business consistent with past practice; (vii) there has not been any change in any of the accounting methods or practices of the Seller or any of its subsidiaries other than changes required by applicable law or GAAP; and (viii) the Seller has not filed any application with any Governmental Authority with respect to its branches, its real properties or its operations.

       4.09 LEGAL PROCEEDINGS. Seller has furnished to the Buyer copies of (i) all attorney responses to the most recent request of the independent auditors for the Seller and its subsidiaries with respect to Litigation (as defined below) and (ii) a written list of all legal and regulatory proceedings filed against the Seller or its subsidiaries since that date. Except as set forth in
Section 4.09(a) of the Seller Disclosure Schedule, there is no suit, action, claim, investigation or administrative or other proceeding pending or, to the knowledge of the Seller, threatened, formal or informal, against the Seller or any of its subsidiaries before any court, arbitrator or Governmental Authority, including but not limited to any federal or state investigation concerning or alleging violations of federal or state securities laws or currency transaction reporting laws and regulations or challenging the validity or propriety of the transactions contemplated by this Agreement (each a "LITIGATION"), as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Seller or otherwise materially adversely affect the Seller's ability to perform its obligations under this Agreement, nor is there any judgment, decree, injunction, rule or order of any legal or administrative body or arbitrator outstanding against the Seller or any of its subsidiaries having, or which insofar as reasonably can be foreseen, in the future could have, any such effect. Section 4.09(a) of the Seller Disclosure Schedule lists, as of the date of this Agreement, all orders, judgments, injunctions and decrees issued or threatened against, or investigations undertaken by, any and all Governmental Authorities against or concerning the Seller since January 1990. In accordance with GAAP, Seller has not established a reserve for Litigation on the Seller Balance Sheet. The Seller has made available to the Buyer copies of all documents in its possession related to the matter referred to in Section 4.09(b) of the Seller Disclosure Schedule.

       4.10   TAXES AND TAX RETURNS.

              (a) The Seller and each of its subsidiaries (referred to for purposes of this Section 4.10, collectively, as the "COMPANIES") have timely filed in correct form all Tax Returns that were required to be filed by any of them since October 31, 1991 (the "FILED TAX RETURNS"), each Filed Tax Return has been prepared in material compliance with all applicable laws and regulations, and all Filed Tax Returns are true and accurate in all material respects. The Companies have made available to the Buyer correct and complete copies of all federal income Tax Returns filed with respect to the Companies for taxable periods ended on or after October 31, 1993, and all examination reports, and statements of deficiencies assessed against or agreed to by any of the Companies with respect to such taxable periods.

              (b) The Companies have paid all Taxes shown as being due on the Filed Tax Returns.

              (c) Except as set forth in Section 4.10(c) of the Seller Disclosure Schedule, no assessment that has not been settled or otherwise resolved has been made with respect to Taxes not shown on the Filed Tax Returns No deficiency in Taxes or other proposed adjustment that has not been settled or otherwise resolved has been asserted in writing by any taxing authority against any of the Companies. Except as set forth in
       Section 4.10(c) of the Seller Disclosure Schedule, no Tax Return of any of the Companies is now under examination by any applicable taxing authority nor have any of the Companies consented to any extension of the period for assessment or collection with respect to any Tax. There are no liens for Taxes (other than current Taxes not yet due and payable) on any of the assets of any Company. Except as set forth in Section 4.10(c) of the Seller Disclosure Schedule, none of the Companies has requested or been granted an extension of the time for filing any Tax Return to a date later than the Effective Time. Since October 31, 1991 and, to the knowledge of the Seller, prior to such date, no claim has been made by a taxing authority in a jurisdiction where any of the Companies does not pay Tax or file Tax Returns that such of the Companies is or may be subject to Taxes assessed by that jurisdiction.

              (d) Adequate provision has been made on the Seller Balance Sheet for all Taxes of the Companies in respect of all periods through the date thereof.

              (e) Except as set forth in Section 4.10(e) of the Seller Disclosure Schedule, none of the Companies is a party to or bound by any Tax indemnification, Tax allocation or Tax sharing agreement with any person or entity or has any current or potential contractual obligation to indemnify any other person or entity with respect to Taxes.

              (f) Except as set forth in Section 4.10(f) of the Seller Disclosure Schedule, none of the Companies has filed or been included in a combined, consolidated or unitary income Tax Return (including any consolidated federal income Tax Return) other than one of which one of the Companies or the Seller was the parent.

              (g) Except as set forth in Section 4.10(g) of the Seller Disclosure Schedule, none of the Companies has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will not be deductible under Code
       Section 280G.

              (h) The Companies have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

              (i)   For purposes of this Section 4.10:

                    (A) "TAX" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee or other tax or levy, of any kind whatsoever, including any interest, penalties or additions to tax in respect of the foregoing.

                    (B) "TAX RETURN" means any return, declaration, report,
              claim for refund, information return or other document (including any related or supporting estimates, elections, schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

       4.11   EMPLOYEES.

              (a) Except as set forth in Section 4.11(a) of the Seller Disclosure Schedule, neither the Seller nor any of its subsidiaries maintains or contributes to any "employee pension benefit plan" (the "SELLER PENSION Plans"), as such term is defined in Section 3(2) of ERISA, "employee welfare benefit plan" (the "SELLER BENEFIT PLANS"), as such term is defined in Section 3(1) of ERISA, stock option plan, stock purchase plan, deferred compensation plan, other employee benefit plan for employees of the Seller or its subsidiaries, or any other plan, program or arrangement of the same or similar nature that provides benefits to non-employee directors of the Seller or its subsidiaries (collectively, the "SELLER OTHER PLANS").

              (b) Except as set forth in Section 4.11(b) of the Seller Disclosure Schedule, the Seller shall have delivered to the Buyer contemporaneous with the delivery of the Seller Disclosure Schedule a complete and accurate copy of each of the following with respect to each of the Seller Pension Plans, the Seller Benefit Plans and the Seller Other Plans: (i) plan document; (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any;
       (iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500, if any.

              (c) The value of the assets of each of the Seller Pension Plans subject to Title IV of ERISA will equal or exceed as of the Effective Time that plan's "Benefit Liabilities" as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if that plan terminated in accordance with all applicable legal requirements, and, as of the date hereof none of such plans are underfunded by any material amounts.

              (d) To the knowledge of the Seller, each of the Seller Pension Plans and each of the Seller Benefit Plans which are maintained or contributed to by the Seller has been administered in compliance with its terms in all material respects and is in compliance in all material respects with the applicable provisions of ERISA (including, but not limited to, the funding and prohibited transactions provisions thereof), the Code and other applicable laws, except to the extent that non-compliance would not have a Material Adverse Effect on the Seller, taken as a whole.

              (e) To the knowledge of the Seller, there has been no reportable event within the meaning of Section 4043(b) of ERISA or any waived funding deficiency within the meaning of Section 412(d)(3) (or any predecessor section) of the Code with respect to any Seller Pension Plan.

              (f) Except as set forth in Section 4.11(f) of the Seller Disclosure Schedule, the Seller has made or provided for all contributions to the Seller Pension Plans required by the Seller thereunder.

              (g) The Seller does not contribute and has not contributed to any "Multiemployer Plan," as such term is defined in Section 3(37) of ERISA.

              (h) To the knowledge of the Seller, each of the Seller Pension Plans which is intended to be a qualified plan within the meaning of
       Section 401(a) of the Code is so qualified, and the Seller is not aware of any fact or circumstance which would adversely affect the qualified status of any such plan.

              (i) Except as set forth in Section 4.11(i) of the Seller Disclosure Schedule, the Seller is not a party to and does not maintain or contribute to any contract or other arrangement with any employee or group of employees, providing severance payments, stock or stock-equivalent payments or post-employment benefits of any kind or providing that any otherwise disclosed plan, program or arrangement will irrevocably continue, with respect to any or all of its participants, for any period of time.

       4.12 AGREEMENTS WITH BANKING AUTHORITIES. Except as set forth in Section
4.12 of the Seller Disclosure Schedule, neither the Seller nor any of its subsidiaries is a party to any commitment, letter (other than letters addressed to regulated depository institutions generally), written agreement, memorandum of understanding, order to cease and desist with, or has been required to adopt any board resolution by, any federal or state governmental entity charged with the supervision or regulation of banks or engaged in the insurance of bank deposits which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, credit policies, management or overall safety and soundness or such entity's ability to perform its obligations hereunder, and the Seller has not received written notification from any such federal or state governmental entity that any such Person may be requested to enter into, or otherwise be subject to, any such commitment, letter, written agreement, memorandum of understanding or cease and desist order. The Seller Order has been terminated.

       4.13 DEPOSIT ACCOUNTS. The deposit accounts of the Seller comply in all material respects with applicable laws. To the knowledge of the Seller's Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Senior Vice President-Retail, after due inquiry, (i) Section 4.13 of the Seller Disclosure Schedule sets forth a list of the twenty-five largest deposit account holders of the Seller as of September 30, 1997 and (ii) Section 4.13 of the Seller Disclosure Schedule also includes with respect to each deposit account holder referred to in the preceding clause, the deposit accounts of such account holder's Affiliates and Associates as of such date.

       4.14 MATERIAL AGREEMENTS. Except as set forth in any of the Seller Disclosure Schedules or the index of exhibits in the Seller's Annual Report on Form F-2 for the year ended December 31, 1996, as of the date of this Agreement, except for this Agreement and the other Transaction Documents, neither the Seller nor any of its subsidiaries is a party to or is bound by (a) any agreement, arrangement, or commitment that is material to the financial condition, results of operations or business of the Seller, except those entered into in the ordinary course of business; (b) any written (or oral, if material) agreement, arrangement, or commitment relating to the employment of any person or the election or retention in office or severance of any present or former director or officer of the Seller or any of its subsidiaries; (c) any contract, agreement, or understanding with any labor union; (d) any agreement by and among the Seller, its subsidiaries and/or any Affiliate thereof; or (e) any contract or agreement or amendment thereto that would be required to be filed as an Exhibit to a Form F-2 filed by the Seller as of the date hereof that has not been filed as an Exhibit to the Form F-2 filed by it for 1996.

       4.15 OWNERSHIP OF PROPERTY. Section 4.15 of the Seller Disclosure Schedule sets forth a true and complete list of all real property owned, leased or operated by the Seller or any of its subsidiaries (including all of the branches of the Seller and all of the Seller's or any of its subsidiaries' properties acquired by foreclosure proceedings in the ordinary course of business) as of the date hereof. Except as set forth in Section 4.15 of the Seller Disclosure Schedule, the Seller and its subsidiaries have good and marketable title to all assets and properties, whether real or personal, tangible or intangible, and all other assets and properties reflected in the Seller's consolidated balance sheet as of September 30, 1997, or acquired subsequent thereto subject to no encumbrances, liens, mortgages, security interests or pledges, except (a) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet and not otherwise prohibited by the terms hereof, (b) dispositions for adequate consideration in the ordinary course of business or as expressly permitted by the terms hereof,
(c) statutory liens for amounts not yet delinquent or which are being contested in good faith, (d) those items that secure public or statutory obligations or any discount with, borrowing from, or other obligations to, any Federal Reserve Bank or Federal Home Loan Bank, inter-bank credit facilities, or any transaction by a subsidiary acting in a fiduciary capacity, and (e) such encumbrances, liens, mortgages, security interests, and pledges that are not material in character, amount or extent. Seller has all licenses and permits necessary to conduct the business of banking at its branch premises and Seller has made available to the Buyer a copy of all deeds and leases relating to all real property owned or leased by the Seller or its subsidiaries. Except as set forth in Section 4.15 of the Seller Disclosure Schedule, the Seller has not received any notice of violation of any applicable zoning or environmental regulation, ordinance or other law, order, regulation, or requirement relating to its properties. Each of the Seller and its subsidiaries as lessee has the right under valid and existing leases to occupy, use, possess and control all property leased by the Seller and its subsidiaries as presently occupied, used, possessed and controlled by the Seller or its subsidiaries. Neither the Seller nor any of its subsidiaries is in default, and there has not occurred any event that with the lapse of time or giving of notice or both would constitute a default, under any leases pursuant to which the Seller or any of its subsidiaries leases any real property, which default with respect to any such lease is material to the cost of such lease or which would result in the obligation of the Seller to pay an amount in excess of $10,000. All such leases constitute legal, valid and binding obligations of the Seller or such subsidiary and, to the knowledge of the Seller, the other party thereto, enforceable by the Seller or such subsidiary in accordance with their respective terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.
Section 4.15 of the Seller Disclosure Schedule sets forth the expiration date and renewal terms of each such lease. The Seller has not received notice of, or made a claim with respect to, any breach or default under any leases pursuant to which the Seller leases any real property.

       4.16 REPORTS. Since January 1, 1994, the Seller has filed, and subsequent to the date hereof will file, all reports, together with any amendments required to be made with respect thereto, that were and are required to be filed with (a) the FDIC, including but not limited to, Forms F-2, F-3 and F-4 and proxy statements (and all such reports, registrations and statements have been or will be delivered by the Seller to the Buyer), (b) the Federal Reserve Board, and (c) any applicable state securities or banking authorities (all such reports and statements are collectively referred to herein as the " SELLER REPORTS"). As of their respective dates, the Seller Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain and, with respect to filings made after the date of this Agreement, will not at the date of filing contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

       4.17 COMPLIANCE WITH APPLICABLE LAW. Except as set forth in Section 4.17 of the Seller Disclosure Schedule, each of the Seller and its subsidiaries holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses, and each of the Seller and its subsidiaries has complied with, and is not in default in any respect under any, applicable law, statute, order, rule, regulation or policy of, or agreement with, any federal, state or local governmental agency or authority relating to the Seller and its subsidiaries (other than where such default or noncompliance will not result in, or create the possibility of resulting in, a material limitation on the conduct of the business of the Seller, will not cause or create the possibility of causing, the Seller or any subsidiary to incur any financial penalty in excess of $5,000 (including but not limited to CMPs), and will not otherwise result, or create the possibility of resulting in any Material Adverse Effect on the Seller), and the Seller has not received any notice of any violation of, or commencement of any proceeding in connection with any such violation (including but not limited to any hearing or investigation relating to the imposition or contemplated imposition of fines or penalties), and does not know of any violation of, any such law, statute, order, rule, regulation, policy or agreement which would have such a result.

       4.18 POOLING OF INTERESTS TREATMENT. To the Seller's knowledge, it has not taken any action that would or is likely to cause the Merger to fail to qualify for "pooling of interests" accounting treatment under Accounting Principles Board Opinion No. 16.

       4.19   ENVIRONMENTAL MATTERS.

              (a) Except as set forth in Section 4.19(a) of the Seller Disclosure Schedule, since 1985, the Seller, each of its subsidiaries and the Participation Facilities (as such term is hereinafter defined) are and have been in material compliance with all applicable laws, rules, regulations, standards and requirements of the EPA and of state and local agencies with jurisdiction over pollution or protection of the environment.

              (b) Except as set forth in Section 4.19(b) of the Seller Disclosure Schedule, there is no suit, claim, action or proceeding now pending or, to the best knowledge of the Seller, threatened, before any court, governmental agency or board or other forum in which the Seller, any of its subsidiaries or any Participation Facility has been or, with respect to threatened proceedings, may be, named as a defendant (i) for alleged noncompliance (including by any predecessor), with any environmental law, rule or regulation or (ii) relating to the release into the environment of any Hazardous Material (as hereinafter defined) whether or not occurring at or on a site owned, leased or operated by the Seller, any of its subsidiaries or any Participation Facility.

              (c) Except as set forth in Section 4.19(c) of the Seller Disclosure Schedule, to the best knowledge of the Seller, there is no suit, claim, action or proceeding pending, or threatened, before any court, governmental agency or board or other forum in which any Loan Property has been or, with respect to threatened proceedings, may be, named as a defendant or involved (i) for alleged noncompliance (including by any predecessor) with any environmental law, rule or regulation or (ii) relating to the release into the environment of any Hazardous Material whether or not occurring at or on a site owned, leased, operated or involving a Loan Property.

              (d) Except as set forth in Sections 4.19(a), (b) and (c) of the Seller Disclosure Schedule, to the best knowledge of the Seller's management, there is no reasonable basis for any suit, claim, action or proceeding as described in subsection (b) or (c) of this Section 4.19.

              (e) Except as set forth in Section 4.19(e) of the Seller Disclosure Schedule, during and, to the best knowledge of the Seller, prior to the period of (i) the ownership or operation by the Seller or any of its subsidiaries of any of their current properties, or (ii) the participation by the Seller or any of its subsidiaries in the management of any Participation Facility, there has been no release of Hazardous Material in, on, under or affecting such properties, that would subject the Seller or such subsidiary to any liability which would result in a Material Adverse Effect with respect to the Seller or such subsidiary. Except as set forth in Section 4.19(e) of the Seller Disclosure Schedule, to the best knowledge of the Seller, none of the branch offices of the Seller or any other real property currently owned, operated or leased by the Seller was at any time the site of any gas station, manufacturing plant or industrial business or activity or was used to a significant extent as a site on which any Hazardous Material, was stored, produced or otherwise located.

              (f) Except as set forth in Section 4.19(f) of the Seller Disclosure Schedule, the Seller and its subsidiaries have asked for representations from borrowers and/or have conducted due diligence with respect to each of the Loan Properties which secure obligations to the Seller under loan transactions in outstanding principal amount of at least $1,000,000, and in the course thereof, or subsequent thereto, nothing has come to the attention of the Seller or any of its subsidiaries which could be reasonably likely to prevent the Seller or such subsidiary from exercising its right to foreclose on its security interest therein.

              (g) None of the disclosures set forth in Section 4.19 of the Seller Disclosure Schedule is reasonably likely to result in the closure of any of the branch offices of the Seller or in a Material Adverse Effect with respect to the Seller or any subsidiary.

              (h) The transactions contemplated herein are not subject to the provisions of any applicable environmental restrictive transfer law.

              (i) The following definitions apply for purposes of this Section 4.19: (i) "LOAN PROPERTY" means any property in which the Seller or any of its subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; (ii) "PARTICIPATION FACILITY" means any facility in which the Seller or any of its subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property;
       (iii) "HAZARDOUS MATERIAL" means any pollutant, contaminant, hazardous material, hazardous waste, or hazardous substance as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.9601 ET SEQ., or the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss.6901 ET SEQ., the Clear Water Act, 33 U.S.C. ss.1321, ET SEQ., or any other federal, state or local law relating to safety, health, or environmental protection or any regulations promulgated under any of the foregoing, and specifically includes oil and any other petroleum derived products, asbestos, polychlorinated biphenyls (PCB's) and, with respect to any residential property, lead paint and radon.

       4.20   OWNERSHIP OF BUYER COMMON STOCK. Except as set forth in
Section 4.20 of the Seller Disclosure Schedule, as of the date hereof, neither the Seller nor, to its best knowledge, any of its Affiliates or Associates (a) beneficially own, directly or indirectly, or (b) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Buyer, which in the aggregate represent five percent (5%) or more of the outstanding shares of capital stock of the Buyer entitled to vote generally in the election of directors (other than Trust Account Shares).

       4.21 INSURANCE. The Seller and each of its subsidiaries are presently insured, and since January 1, 1992 have been insured, for reasonable amounts against such risks as companies engaged in a similar businesses in a similar location would, in accordance with good business practice, customarily be insured. The Seller has made available to the Buyer copies of policies relating to insurance maintained by the Seller and its subsidiaries with respect to their properties and the conduct of their businesses.

       4.22 LABOR. No work stoppage involving the Seller or any of its subsidiaries is pending or, to the best knowledge of the Seller's management, threatened. Neither the Seller nor any of its subsidiaries is involved in, or, to the best knowledge of the Seller's management, threatened with or affected by, any dispute, arbitration, lawsuit or administrative proceeding relating to labor or employment matters. No employees of the Seller or its subsidiaries are represented by any labor union, and, to the best knowledge of the Seller's management, no labor union is attempting to organize employees of the Seller or its subsidiaries.

       4.23 MATERIAL INTERESTS OF CERTAIN PERSONS. Except as disclosed in
Section 4.23 of the Seller Disclosure Schedule, no officer or director of the Seller, or any Associate of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Seller.

       4.24 ABSENCE OF REGISTRATION OBLIGATIONS. The Seller is not under any obligation, contingent or otherwise, by reason of any agreement to register any of its securities under the Securities Act which will survive the Merger.

       4.25 LOANS. (a) All currently outstanding loans of, or current extensions of credit by, the Seller (individually, a "LOAN," and collectively, the "LOANS") were solicited, originated and currently exist in material compliance with all applicable requirements of federal and state law and regulations promulgated thereunder and applicable loan policies of the Seller, except for such changes to the circumstances of the obligor thereunder or the collateral occurring subsequent to the origination thereof and over which the Seller had no control and except as set forth in Section 4.25(a) of the Seller Disclosure Schedule. Except as set forth in Section 4.25(a) of the Seller Disclosure Schedule, the Loans are adequately documented and each note evidencing a Loan or loan or credit agreement or security instrument related to the Loans constitutes a valid, legal and binding obligation of the obligor thereunder, enforceable in accordance with the terms thereof, except that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding of law or in equity) and the availability of equitable remedies. Except as set forth in Section 4.25(a) of the Seller Disclosure Schedule, there are no oral modifications or amendments or additional agreements related to the Loans that are not reflected in the records of the Seller. Except as set forth in Section 4.25(a) of the Seller Disclosure Schedule, no claims of defense as to the enforcement of any Loan have been asserted against the Seller for which there is a reasonable possibility of an adverse determination and the Seller is aware of no acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim or defense for which there is a reasonable possibility of an adverse determination to the Seller. The Seller currently maintains, and shall continue to maintain, an allowance for loan losses allocable to the Loans which is adequate to provide for all known and estimable losses, net of any recoveries relating to such extensions of credit previously charged off, on the Loans, such allowance for loan losses complying in all material respects with all applicable loan loss reserve requirements established in accordance with GAAP and by any governmental authorities having jurisdiction with respect to the Seller. Except as set forth in Section 4.25(a) of the Seller Disclosure Schedule, none of the Loans are presently serviced by third parties and there is no obligation which could result in any Loan becoming subject to any third party servicing.

       (b) Except as set forth in Section 4.25(b) of the Seller Disclosure Schedule, as of the date hereof, the Seller is not a party to any written or oral (a) loan agreement, note or borrowing arrangement (including, without limitation, leases and credit enhancements) the unpaid principal balance of which exceeds $50,000 and as to which the obligor is, as of November 30, 1997, over 90 days delinquent in payment of principal or interest, or (b) Loan with any director, executive officer or, to the knowledge of the Seller, five percent stockholder of the Seller or any Affiliate or Associate of any director, executive officer or five percent stockholder of the Seller. Section 4.25(b) of the Seller Disclosure Schedule sets forth as of October 31, 1997, (i) all of the Loans in original principal amount in excess of $50,000 of the Seller that as of the date of this Agreement are classified by the Seller as "Other Loans Specially Mentioned", "Special Mentions", "Substandard", "Doubtful", "Loss", "Classified", "Restructured", "Watch list" or words of similar import, together with the principal amount of each such Loan and the identity of the obligor thereunder, and (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of the Seller that as of the date of this Agreement are classified as such, together with the aggregate principal amount of such Loans by category. The Seller shall inform Buyer in writing of (a) any Loan the current principal balance of which exceeds $50,000 that becomes classified in the manner described in this Section 4.25(b), or (b) any Loan, the current principal balance of which exceeds $50,000, of which the classification of which is materially and adversely changed at any time after the date of this Agreement, in each case, as soon as practicable but in any event within fifteen (15) days after the end of the month during which the change took place.

       4.26 CAPITALIZATION. As of the date hereof, without giving effect to the transactions contemplated hereby, the Seller was (a) "well capitalized", as defined in the FDIA, and (b) met all capital requirements, standards and ratios required by each state or federal bank regulator with jurisdiction over the Seller, including without limitation, any such higher requirement, standard or ratio as shall apply to institutions engaging in the acquisition of insured institution deposits, assets or branches, and, except as set forth in the resolutions included in Section 4.12 of the Seller Disclosure Schedule, no such regulator has indicated that it will condition any of the regulatory approvals upon an increase in the Seller's capital or compliance with any special capital requirement, standard or ratio.

       4.27 CRA RATING. The Seller was rated "Outstanding" following its most recent Community Reinvestment Act examination by the FDIC. The Seller has not received any notice of and the Seller has no knowledge of any planned or threatened objection by any community group to the transactions contemplated hereby.

       4.28 YEAR 2000. Section 4.28 of the Seller Disclosure Schedule summarizes the status of the Seller's dealings and communications with third-party service providers with respect to ensuring that the Seller's computer systems do not, or will not following modification thereof, be deficient with respect to formatting for the Year 2000 Problem and that such third-party service providers and the Seller's computer systems are, or will be, following modification thereof, in material compliance with all regulations and trade organization guidelines concerning the Year 2000 Problem. The Seller has made available to the Buyer copies of all correspondence between the Seller and its third-party service providers concerning Year 2000 Problem compliance. Except as set forth in
Section 4.28 of the Seller Disclosure Schedule, the Seller has no other contracts with, or commitments to, any third-party with respect to its computer systems. The Seller's software applications which are material to the operations of the Seller, including the software for its data and item processing functions, have been licensed and are maintained by third-party service providers, and the Seller is not aware of any expense that it will incur in connection with the resolution of any Year 2000 Problem associated with any such software applications. The Seller is not aware of any inability on the part of any customer, insurance company or service provider with which the Seller transacts business to timely remedy their own deficiencies in respect of the Year 2000 Problem, which inability, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect on the Seller.

       4.29   TRANSACTIONS ONLY IN ORDINARY COURSE. Except as disclosed in
Section 4.29 of the Seller Disclosure Schedule or described in the Seller Balance Sheet, the Seller and its subsidiaries have engaged in transactions only in the ordinary course of business for entities engaged in its respective business.

       4.30 SELLER INFORMATION. The information relating to the Seller and its subsidiaries to be contained in the Seller Proxy Statement as described in
Section 5.04 hereof, to the extent such information is provided in writing by the Seller, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading.

       4.31 DISCLOSURE. No representation or warranty contained in this Agreement, and no statement contained in any certificate, list or other writing, including but not necessarily limited to the Seller Disclosure Schedule, furnished to the Buyer pursuant to the provisions hereof, to the best knowledge of the Seller, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

       4.32 FAIRNESS OPINION. The Seller has received an opinion from Legg Mason Wood, Walker, Incorporated, dated as of the date hereof, and will use all commercially reasonable efforts to cause Legg Mason Wood Walker, Incorporated to deliver an opinion as of the date of the Seller Proxy Statement, each to the effect that the Conversion Ratio is fair to the stockholders of the Seller from a financial point of view.

                                    ARTICLE V

                            COVENANTS OF THE PARTIES

       5.01 CONDUCT OF THE BUSINESS OF THE SELLER. During the period from the date of this Agreement to the Effective Time, the Seller:

              (a) shall conduct its business and engage in transactions only in the ordinary and usual course of business consistent with past practices, which shall mean (i) conducting its banking and other business in the ordinary and usual course, (ii) refraining from any of the activities described in Section 5.01(b) below, (iii) not entering into any material transactions except in the ordinary and usual course of business consistent with past practices and (iv) complying with the following covenants:

              (A)   maintaining its corporate existence and good standing;

              (B) using all reasonable efforts to maintain and keep its properties in as good repair and condition in all material respects as they presently exist, except for ordinary wear and tear and damage due to casualty;

              (C) using all reasonable efforts to maintain in full force and effect insurance generally comparable in amount and in scope of coverage to that now maintained by it;

              (D) complying with and performing in all material respects its obligations and duties (y) under contracts, leases and documents relating to or affecting its assets, properties and business and (z) imposed upon it by all federal, state and local laws and all rules, regulations and orders imposed by federal, state or local governmental authorities, judicial orders, judgments, decrees and similar determinations; and

              (E) using all reasonable efforts to preserve its business organization intact and the goodwill of those having business relationships with the Seller, to keep available the services of its officers and employees as a group and to maintain satisfactory relationships with borrowers, depositors, other customers and others having business relationships with it;

              (b) shall not and shall not permit any of its subsidiaries to, without the prior written consent of the Buyer:

                    (i) engage or participate in any material transaction or incur or sustain any material obligation or liability except in the ordinary and usual course of its businesses consistent with past practices;

                    (ii) offer an interest rate with respect to any deposit that would constitute such deposit a "brokered deposit" of the Seller under 12 C.F.R. ss.337.6(a)(l)(ii);

                    (iii) except in the ordinary and usual course of business
              consistent with past practices and in an immaterial aggregate amount, sell, lease, transfer, assign, encumber or otherwise dispose of or enter into any contract, agreement or understanding to lease, transfer, assign, encumber or dispose of any of its assets except as set forth in Section 5.01(b)(iii) of the Seller Disclosure Schedule;

                    (iv) file any application to open, close or relocate any branch office;

                    (v) open, close, relocate, or give any notice (written or verbal) to customers or governmental authorities or agencies to open, close or relocate the operations of any branch office; or

                    (vi) waive any material right, whether in equity or at law, that it has with respect to any asset, other than loans, except in the ordinary and usual course of business consistent with past practice and except as set forth in Section 5.01(e);

              (c) shall, at the Buyer's request and expense, use all reasonable efforts to cooperate with the Buyer with respect to preparation for the combination and integration of the businesses, systems and operations of the Buyer Bank and the Seller, and shall confer on a regular and frequent basis with one or more representatives of the Buyer to report on operational and related matters;

              (d) shall, subject to any restrictions under applicable law or regulation, promptly notify the Buyer of any emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing reasonably could be expected to have a material effect on the business, results of operations, financial condition or prospects of the Seller;

              (e) shall not make any loan or extend any credit on other than the Seller's customary terms, conditions and standards other than in connection with any loan workouts in accordance with applicable law and consistent with the banking practices of comparably-sized depository institutions; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Seller shall not, without the written consent of the Buyer, which shall not be unreasonably withheld, execute any waiver, release of any right, or cancellation, compromise or extension of payment or the date of any debt, loan, loan payment or claim, in excess of $500,000 in any one instances or series of related instances or which would extend the maturity date of any debt, loan, loan payment or claim beyond two (2) years thereof, make any loan, advance, commitment to extend credit or any advance which increases any currently outstanding obligation of any borrower or creates or would create any new obligation of any borrower, which would result in aggregate obligations of such borrower to the Seller, direct or indirect, primary or secondary, absolute or contingent, including obligations if commitments are honored, in excess of $500,000.

              (f) shall not declare or pay any dividends on or make any other distributions in respect of Seller Common Stock;

              (g) shall not adopt or amend (other than amendments required by applicable law or amendments that reduce amounts payable by it) in any material respect any Seller Pension Plan, any Seller Benefit Plan or any Seller Other Plan or enter (or permit any of its subsidiaries to enter) into any employment, severance or similar contract with any person (including, without limitation, contracts with management which might require that payments be made upon the consummation of the transactions contemplated hereby) or amend any such existing agreements, plans or contracts to increase any amounts payable thereunder or benefits provided thereunder, or grant or permit any increase in compensation to any officer or to its employees as a class or pay any bonus, except as set forth in Section 5.01(g) of the Seller Disclosure Schedule;

              (h) shall not, with respect to itself or any of its subsidiaries, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement with respect to, any merger, consolidation, purchase and assumption transaction or business combination (other than the Merger), any acquisition of a material amount of assets or securities or assumption of liabilities (including deposit liabilities), any disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights not in the ordinary course of business and consistent with past practices except as set forth in Section 5.01(e) hereof;

              (i) shall not propose or adopt amendments to its, or any of its subsidiaries, Charter or By-Laws;

              (j) shall not issue, deliver or sell any shares (whether original issuance or from treasury shares) of its capital stock or securities convertible into or exercisable for shares of its capital stock (or permit any of its subsidiaries to issue, deliver or sell any shares of such subsidiaries' capital stock or securities convertible into or exercisable for shares of such subsidiaries' capital stock), except upon the exercise or fulfillment of rights or options issued or existing pursuant to employee benefit plans, programs or arrangements, all to the extent outstanding or in existence on the date hereof, and except upon exercise of the Seller Option, as applicable, or effect any stock split, reverse stock split, recapitalization, reclassification or similar transaction or otherwise change its equity capitalization as it existed on September 30, 1997;

              (k) shall not grant, confer or award any options, warrants, conversion rights or other rights, not existing on the date hereof, to acquire any shares of its capital stock;

              (l) shall not purchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, except in a fiduciary capacity;

              (m) shall not impose, or suffer the imposition, on any share of capital stock held by it of any material lien, charge, or encumbrance, or permit any such lien, charge, or encumbrance to exist;

              (n) shall not incur, or permit any of its subsidiaries to incur, any additional debt obligation or other obligation for borrowed money, or to guaranty any additional debt obligation or other obligation for borrowed money, except in the ordinary course of business consistent with past practices, which shall include but not necessarily be limited to creation of deposit liabilities, Federal Home Loan Bank or Federal Reserve Board borrowings, purchases of federal funds, sales of certificates of deposit and entry into repurchase agreements or other similar arrangements commonly employed by banks;

              (o) shall not incur or commit to any capital expenditures or any obligations or liabilities in connection therewith, other than capital expenditures and such related obligations or liabilities incurred or committed to in the ordinary and usual course of business consistent with past practices, and, in all cases, the Seller agrees to consult with the Buyer with respect to capital expenditures that individually exceed $50,000 or cumulatively exceed $200,000;

              (p) shall not change its methods of accounting in effect at December 31, 1996, except as may be required by changes in GAAP as concurred in by the Seller's independent auditors, and the Seller shall not change its fiscal year;

              (q) shall file all reports, applications and other documents required to be filed by it with the FDIC or any other governmental entity between the date of this Agreement and the Effective Time and shall make available to the Buyer copies of all such reports promptly after the same are filed;

              (r) shall use all commercially reasonable efforts to improve its business, results of operations, financial condition and prospects, consistent with the terms of this Agreement;

              (s) shall cooperate with the Buyer with the objective of seeking appropriate modification or rescission of all formal and informal supervisory enforcement actions;

              (t) shall not take any action which would prevent or impede the Merger from qualifying (i) for pooling of interests accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code;

              (u) shall not, except as expressly contemplated hereby, and as set forth in Section 5.01(u) of the Seller Disclosure Schedule, enter into any contract with any Affiliate;

              (v) shall not, except as set forth in Section 5.01(e) hereof, and except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any changes in any of its material leases or contracts, other than renewals of contracts and, subject to the provisions of Section 5.16 hereof, leases without material adverse change of terms;

              (w) shall not, other than in prior consultation with the other party to this Agreement, restructure or materially change its investment securities portfolio or its gap position through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported; and

              (x) shall not agree, in writing or otherwise, to take any of the foregoing actions or any action which would make any of its representations or warranties contained herein untrue or incorrect in any material respect.

       5.02 COVENANTS OF THE BUYER. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement, the Buyer shall not, and shall not permit any of its Significant Subsidiaries to take any action which would prevent or impede the Merger from qualifying (i) for pooling of interests treatment and (ii) as a reorganization within the meaning of Section 368 of the Code.

       5.03   ACCESS TO PROPERTIES AND RECORDS; CONFIDENTIALITY.

              (a) The Seller shall permit the Buyer reasonable access to its properties, and shall disclose and make available to the Buyer all Records, including all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of the Seller, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors and stockholders meetings, organizational documents, By-Laws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which the Buyer may reasonably have an interest in light of the transactions contemplated hereby. The Seller shall make arrangements with each third party provider of services to the Seller to permit the Buyer reasonable access to all of the Seller's Records held by each such third party. The Buyer shall permit the Seller reasonable access to such properties and records of the Buyer and/or its subsidiaries in which the Seller may reasonably have an interest in light of the transactions contemplated hereby. Neither the Buyer nor the Seller nor any of their respective subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would jeopardize the attorney-client privilege of the institution in possession or control of such information, or would contravene any law, rule, regulation, order, judgment, decree or binding agreement. The parties will use all reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

              (b) All Confidential Information furnished by each party hereto to the other, or to any of its Affiliates, directors, officers, employees, representatives or agents (such persons being collectively referred to herein as "REPRESENTATIVES"), shall be treated as the sole property of the party furnishing the information until consummation of the transactions contemplated hereby, and, if such transactions shall not occur, the party receiving the information, or any of its Affiliates or Representatives, as the case may be, shall return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall keep confidential all such information for the period hereinafter referred to, and shall not directly or indirectly at any time use such information for any competitive or other commercial purpose; PROVIDED, HOWEVER, that the Buyer and its Affiliates shall be permitted to retain and share with their regulators, examiners and auditors (who need to know such information and are informed of the confidential nature thereof and directed to treat such information confidentially) such materials, files and information relating to or constituting the Buyer's or any of its Affiliate's or Representatives' work product, presentations or evaluation materials as the Buyer deems reasonably necessary or advisable in connection with auditing or examination purposes. The obligation to keep such information confidential shall continue for two (2) years from the date this Agreement is terminated. In the event that either party or its affiliates or Representatives are requested or required in the context of a litigation, governmental, judicial or regulatory investigation or other similar proceeding (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar process) to disclose any Confidential Information, the party or its affiliate or its Representative so requested or required will directly or through the party of such affiliate or Representative, if practicable and legally permitted, prior to providing such information, and as promptly as practicable after receiving such request, provide the other party with notice of each such request or requirement so that the other party may seek an appropriate protective order or other remedy or, if appropriate, waive compliance with the provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the party or affiliate or Representative so requested or required is, in the written opinion of its counsel, legally required to disclose Confidential Information to any tribunal, governmental or regulatory authority, or similar body, the party or affiliate or Representative so required may disclose that portion of the Confidential Information which it is advised in writing by such counsel it is legally required to so disclose to such tribunal or authority or similar body without liability to the other party hereto for such disclosure. The parties and their Affiliates and Representatives will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded the information so disclosed.

       As used in this Section 5.03(b), "CONFIDENTIAL INFORMATION" means all data, reports, interpretations, forecasts and records (whether in written form, electronically stored or otherwise) containing or otherwise reflecting information concerning the disclosing party or its Affiliates which is not available to the general public and which the disclosing party or any affiliate or any of their respective Representatives provides or has previously provided to the receiving party or to the receiving party's Affiliates or Representatives at any time in connection with the transactions contemplated by this Agreement, including but not limited to any information obtained by meeting with Representatives of the disclosing party or its Affiliates, together with summaries, analyses, extracts, compilations, studies, personal notes or other documents or records, whether prepared by the receiving party or others, which contain or otherwise reflect such information. Notwithstanding the foregoing, the following information will not constitute "CONFIDENTIAL INFORMATION": (i) information that is or becomes generally available to the public other than as a result of a disclosure by the receiving party or any affiliate or Representative of the receiving party, (ii) information that was previously known to the receiving party or its Affiliates or Representatives on a nonconfidential basis prior to its disclosure by the disclosing party, its Affiliates or Representatives, (iii) information that became or becomes available to the receiving party or any affiliate or Representative thereof on a nonconfidential basis from a source other than the disclosing party or any affiliate or Representatives of the disclosing party, provided that such source is not known by the disclosing party or its Affiliates or Representatives to be subject to any confidentiality agreement or other legal restriction on disclosing such information and (iv) information that has been independently acquired or developed by the receiving party or its Affiliates or Representatives without violating the obligation's of this Section 5.03(b).

       5.04 NO SOLICITATION. Unless and until this Agreement shall have been properly terminated by either party pursuant to Section 8.01 hereof, neither the Seller nor any of its subsidiaries or Affiliates shall (and the Seller shall use its best efforts to cause its Representatives, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, initiate or participate in any discussions or negotiations with, or, provide any information to, any corporation, partnership, person or other entity or group (other than the Buyer and its Affiliates or Representatives) concerning any merger, tender offer, sale of substantial assets, sale of shares of capital stock or debt securities or similar transaction involving the Seller (an "ACQUISITION TRANSACTION"). Notwithstanding the foregoing, nothing contained in this Section 5.04 shall prohibit the Seller or its Board of Directors from taking and disclosing to the Seller's stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making such disclosure to the Seller's stockholders which, in the judgment of the Board of Directors with the written advice of outside counsel, may be required under applicable law. The Seller will promptly communicate to the Buyer the terms of any proposal, discussion, negotiation or inquiry relating to an Acquisition Transaction and the identity of the party making such proposal or inquiry which it may receive in respect of any such transaction (which shall mean that any such communication shall be delivered no less promptly than by telephone within 24 hours of the Seller's receipt of any such proposal or inquiry) or its receipt of any request for information from the Federal Reserve Board, the DOJ, or any other governmental agency or authority with respect to a proposed Acquisition Transaction.

       5.05   REGULATORY MATTERS; CONSENTS.

              (a) The Buyer and the Seller shall promptly prepare and file with the SEC and the FDIC a proxy statement in definitive form relating to the meeting of the Seller's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the "SELLER PROXY STATEMENT") and the Buyer shall promptly prepare and file with the SEC and the FDIC a registration statement on Form S-4 (the "S-4") in which the Seller Proxy Statement will be included as a prospectus. Each of the Buyer and the Seller shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and the Seller shall thereafter mail the Seller Proxy Statement to the Seller's stockholders. The Buyer shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and the Seller shall furnish all information concerning the Seller and the holders of the Seller Common Stock as may be reasonably requested in connection with any such action.

              (b) The Seller and the Buyer shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Seller or the Buyer, as the case may be, and any of their respective subsidiaries and Affiliates, which appear in the Seller Proxy Statement, any filing made with, or written materials submitted to, any third party or any government regulatory body, department, agency or authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and government regulatory bodies, departments, agencies or authorities necessary or advisable to consummate the transactions contemplated by this Agreement, and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein and therein. Without limiting the scope of the immediately preceding sentence, the Buyer shall provide the Seller's counsel with copies of the nonconfidential portions of filings submitted to and related correspondence with any governmental regulatory body whose consent or approval is necessary to consummate the Merger.

              (c) The Buyer and the Seller shall, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Seller Proxy Statement or any other statement, filing, notice or application made by or on behalf of the Buyer, the Seller or any of their respective subsidiaries to any governmental regulatory body, department, agency or authority in connection with the Merger and the other transactions contemplated by this Agreement.

              (d) Each of the Seller and the Buyer will cooperate with the other and use all reasonable efforts to prepare all necessary documentation, to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement.

       5.06 APPROVAL OF STOCKHOLDERS. The Seller will (a) as promptly as practicable, take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving this Agreement and the Merger, and for such other purposes as may be necessary or desirable, (b) recommend to its stockholders the approval of the aforementioned matters to be submitted by it to its stockholders, except as required by the fiduciary duties of the Seller's Board of Directors (as determined in good faith and as advised in writing by the Seller's counsel), and
(c) cooperate and consult with the Buyer with respect to each of the foregoing matters.

       5.07 AGREEMENTS OF SELLER'S AFFILIATES. The Seller shall identify in a letter to the Buyer, after consultation with counsel, all persons who, at the time of the meeting of its stockholders referred to in Section 5.05 hereof, it believes may be deemed to be "affiliates" of the Seller, as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act and/or as used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the SEC (the "SELLER AFFILIATES"). The Seller shall use all reasonable efforts to cause each person who is identified as a Seller Affiliate in the letter referred to above to deliver to the Buyer at least forty (40) days prior to the Effective Time an executed copy of the Seller Affiliates Agreement. Prior to the Effective Time, the Seller shall amend and supplement such letter and use all reasonable efforts to cause each additional person who is identified as a Seller Affiliate to execute a copy of the Seller Affiliates Agreement. Within thirty (30) days after the end of the first fiscal quarter of the Buyer ending at least thirty (30) days after the Effective Time, the Buyer will publish results including at least thirty (30) days of combined operations of the Buyer and the Seller as referred to in the Seller Affiliates Letter as contemplated by and in accordance with SEC Accounting Series Release No. 135.

       5.08 FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to, as promptly as practicable, take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement or to vest the Buyer Bank with full title to all properties, assets, rights, approvals, immunities and franchises of the Seller. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Buyer Bank with full title to all properties, assets, rights, approvals, immunities and franchises of the Seller, the proper officers and directors of each party to this Agreement shall take all such necessary action.

       5.09 PUBLIC ANNOUNCEMENTS. From the date of this Agreement to the Closing Date, neither of the parties hereto shall make or send a Public

Announcement unless the other party shall have first been afforded reasonable opportunity to review and comment on the text of such Public Announcement prior to the delivery of the same; PROVIDED, HOWEVER, that nothing in this Section shall prohibit any party hereto from making any Public Announcement which its legal counsel deems necessary under law, if it makes a good faith effort to obtain the other party's comment on the text of the Public Announcement before making it public.

       5.10 TAX-FREE REORGANIZATION TREATMENT. Neither the Buyer nor the Seller shall intentionally take or cause to be taken any action, whether before or after the Effective Time, which reasonably could be expected to disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code; PROVIDED, HOWEVER, that nothing herein shall limit the ability of the Buyer to exercise its rights under the Seller Option Agreement.

       5.11 POST-CLOSING GOVERNANCE. From and after the Effective Time, the Board of Directors of the Buyer shall be expanded by one member and James F. Drew shall be appointed as a director of the Buyer. From and after the Effective Time, the Board of Directors of the Surviving Bank shall consist of those persons comprising the Board of Directors of the Buyer Bank prior to the Effective Time, each to hold office in accordance with the Articles of Organization and By-Laws of the Surviving Bank; PROVIDED, HOWEVER, that the Board of Directors of the Buyer Bank shall be expanded by one member and Nicholas P. Salerno shall be appointed to serve as a director of the Buyer Bank after the Effective Time. At the Effective Time, the officers of the Surviving Bank shall consist of those persons who were officers of the Buyer Bank immediately prior to the Effective Time, subject to the rights of the Buyer as the sole stockholder of the Buyer Bank, each to hold office in accordance with the Articles of Organization and By-Laws of the Surviving Bank.

       5.12 STOCK EXCHANGE LISTING. Buyer shall use all reasonable efforts to cause the shares of Buyer Common Stock to be issued in connection with the Merger to be approved for listing on the NASDAQ, subject to official notice of issuance, as of or prior to the Effective Time.

       5.13 EMPLOYMENT AND BENEFIT MATTERS. (a) The Buyer agrees to provide the employees of the Seller (the "SELLER EMPLOYEES") who remain employed after the Closing Date (collectively, the "TRANSFERRED SELLER EMPLOYEES") with the types and levels of employee benefits maintained by the Buyer for similarly situated employees of the Buyer or the Buyer Bank. As soon as administratively practicable after the Effective Time, the Buyer shall permit the Seller Employees to participate in the Buyer's group hospitalization, medical, life and disability insurance plans, defined benefit pension plan, thrift plan, severance plan and similar plans, on the same terms and conditions as applicable to comparable employees of the Buyer and the Buyer Bank (including the waiver of pre-existing conditions, restrictions, exclusions or limitations), giving Seller Employees full credit for all "years of service," as that term is defined in Section 411(a)(5) of the Code, with the Seller and its subsidiaries (to the extent the Seller gave effect) as if such service was with the Buyer, for purposes of eligibility, vesting and calculation of benefits under vacation, severance and other plans, but not for benefit accrual purposes under the Buyer defined benefit pension plan.

              (b) COMPENSATION ARRANGEMENTS. Following the Effective Time, the Buyer shall honor and shall cause the Buyer Bank to honor in accordance with their terms all individual employment and other compensation agreements existing prior to the execution of this Agreement, which are between the Seller and any current or former director, officer or employee thereof, and which have been disclosed in the Seller Disclosure Schedule, and the Buyer will not, and will not cause any of its subsidiaries to, challenge the validity of any obligation of the Seller under any employment, consulting, supplemental retirement or other compensation, contract or arrangement with any current or former director, officer or employee of the Seller, provided such contract or arrangement was set forth in the Seller Disclosure Schedule.

              (c) CONTINUATION OF PLANS. Notwithstanding anything to the contrary contained herein, the Buyer shall have sole discretion with respect to the determination as to whether to terminate, merge or continue any employee benefit plans and programs of the Seller to the extent permitted by and in accordance with the terms of such plans and programs; PROVIDED, HOWEVER, that the Buyer shall continue to maintain the Seller plans (other than stock based or incentive plans) until the Seller Employees are permitted to participate in the Buyer's plans in accordance with this Section 5.13(c). Nothing in this Agreement shall alter or limit the Buyer's obligations, if any, under ERISA, as amended by the Consolidated Omnibus Budget Reconciliation Act of 1985 and/or the Health Insurance Portability and Accountability Act of 1996 with respect to the rights of Seller Employees and their qualified beneficiaries in connection with the group health plan maintained by the Seller as of the Effective Time.

       5.14 AUDITOR'S LETTERS. The Seller shall use all reasonable efforts to cause to be delivered to the Buyer letters from its independent auditors dated the date on which the S-4 referred to in Section 5.05(a) hereof or last amendment thereto shall become effective, and dated the Closing Date, and addressed to the Buyer and the Seller, with respect to the Seller's consolidated financial position and the results of operations, which letters shall be based on SAS 72 and certain agreed-upon procedures, which procedures shall be consistent with applicable professional standards for letters delivered by independent auditors in connection with comparable transactions, and each in form and substance which is reasonably satisfactory to the Buyer.

       5.15. MAINTENANCE OF RECORDS. Through the Effective Time, the Seller will maintain the Records in the same manner and with the same care that the Records have been maintained prior to the execution of this Agreement. The Buyer may, at its own expense, make such copies of and excerpts from the Records as it may deem desirable. All Records, whether held by the Buyer or the Seller, shall be maintained for such periods as are required by law, unless the parties shall, applicable law permitting, agree in writing to a different period.

       5.16 LEASES. Between the date hereof and the Closing Date, the Seller shall use all commercially reasonable efforts to promptly obtain the consent of the landlord to the transactions contemplated hereby under the lease set forth in Section 4.04 of the Seller Disclosure Schedule and the Buyer will cooperate with the Seller in obtaining such consent. The Seller shall consult with the Buyer before renewing or extending any material lease of the Seller of real property or material lease relating to furniture, fixtures or equipment that is currently in effect but that would otherwise expire on or prior to the Effective Time. The Seller shall not cancel, terminate or take other action that is likely to result in any cancellation or termination of any such lease without prior written notice to the Buyer.

       5.17 ADVICE OF CHANGES. The Seller shall promptly advise the Buyer of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time, each party will promptly supplement or amend the Disclosure Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered inaccurate thereby. All supplements or amendments to such Disclosure Schedules pursuant to and in accordance with this Section 5.17 shall be treated as having been part of such Disclosure Schedule as of the date hereof for the purpose of determining satisfaction of the conditions set forth in Sections 6.02(a) or 6.03(a) hereof, as the case may be; except with respect to matters which individually or in the aggregate have a Material Adverse Effect on the party amending such Disclosure Schedule. No supplement or amendment to such Disclosure Schedule shall have any effect for the purpose of determining the compliance by the Seller with the covenants set forth in Sections 5.01. In addition to the foregoing, prior to the Closing Date, the Seller will deliver to the Buyer an updated attorney response to a recent request of the independent auditors for the Seller and its subsidiaries with respect to Litigation and will make available any documents which come into its possession after the date hereof related to the matter referred to in Section 4.09(b) of the Seller Disclosure Schedule.

       5.18 CONVERSION OF SELLER STOCK OPTIONS. At the Effective Time, all rights with respect to Seller Common Stock pursuant to stock options granted by the Seller under any currently existing Seller Stock Option Plans shall be converted into corresponding rights to purchase shares of Buyer Common Stock in accordance with the applicable provisions of Article II hereof.

       5.19   DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

              (a) After the Effective Time, the Buyer shall honor the indemnification provisions for officers and directors currently set forth in the Articles of Organization (or charter or other organizational documents) and By-Laws of the Seller and its subsidiaries with respect to acts and omissions taken prior to the Effective Time by such officers and directors, but only to the extent permitted by federal and Massachusetts law and regulations.

              (b) The Buyer shall maintain the Seller's (including its subsidiaries') existing directors' and officers' liability insurance (the "D&O INSURANCE") covering persons who are currently covered by the Seller's D&O Insurance for a period of six (6) years after the Effective Time on terms no less favorable than those in effect on the date hereof and shall, on the Closing Date, provide evidence of such extension of coverage to the Seller; PROVIDED, HOWEVER, that the Buyer may substitute therefor policies providing at least comparable coverage and containing terms and conditions no less favorable than those in effect on the date hereof.

                                   ARTICLE VI

                               CLOSING CONDITIONS

       6.01 CONDITIONS TO EACH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, none of which may be waived:

              (a) STOCKHOLDER'S APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Seller Common Stock or such greater number as may be required pursuant to the Charter of the Seller in accordance with applicable law.

              (b) GOVERNMENTAL CONSENTS. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental or regulatory authority or agency (all of the foregoing being referred to as "CONSENTS") which are necessary for the consummation of the Merger shall have been filed, occurred or been obtained (all such authorizations, orders, declarations, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "REQUISITE REGULATORY APPROVALS") and all such Requisite Regulatory Approvals shall be in full force and effect.

              (c) S-4. The S-4 shall have become effective under the Securities Act and shall not be subject to a stop order or a threatened stop order.

              (d) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "INJUNCTION") preventing the consummation of the Merger shall be in effect.

              (e) ACCOUNTING TREATMENT. Buyer shall have received a letter from Arthur Andersen LLP and Seller shall have received a letter from Wolf & Company, P.C., each dated the date of the Closing, substantially to the effect that, on the basis of a review of the Agreement and the transactions contemplated hereby, in such accountants' opinion, Accounting Principles Board Opinion No. 16 provides that the Merger may be accounted for as a pooling of interests.

       6.02 CONDITIONS TO THE OBLIGATIONS OF THE BUYER UNDER THIS AGREEMENT. The obligations of the Buyer under this Agreement shall be further subject to the satisfaction or waiver by the Buyer, at or prior to the Effective Time, of the following conditions:

              (a) ABSENCE OF MATERIAL ADVERSE CHANGES. There shall not have occurred any change in the business, assets, financial condition, results of operations or prospects of the Seller or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Seller or any of its subsidiaries.

              (b) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS.
       (i) The obligations of the Seller required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, (ii) there shall be no shares of Seller Common Stock or other Seller securities issued and outstanding immediately prior to the Effective Time other than (x) the 16,651,602 shares of Seller Common Stock outstanding on the date hereof, (y) up to 570,750 shares of Seller Common Stock issuable upon the exercise of Seller stock options disclosed in Section 4.02(a) of the Seller Disclosure Schedule, and (z) any shares of Seller Common Stock issued upon the exercise of the Seller Option, and (iii) except as provided in the immediately preceding clause (ii), the representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise specifically contemplated by this Agreement and except as to any representation or warranty which specifically relates to an earlier date); PROVIDED, HOWEVER, that for purposes of determining the satisfaction of the conditions contained in clause (iii) of this paragraph (b), no effect shall be given to any exception in such representations and warranties relating to materiality or the existence of a Material Adverse Effect and, PROVIDED FURTHER, HOWEVER, that for purposes of clause (ii) of this paragraph (b), such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, in the aggregate, represents a material adverse change to the business, assets, financial condition or results of operations of the Seller. The Buyer shall have received a certificate to the foregoing effect signed by the chairman or president and the chief financial officer or chief accounting officer of the Seller.

              (c) THIRD-PARTY APPROVALS. Any and all permits, consents, waivers, clearances, approvals and authorizations of all non-governmental and non-regulatory third parties which are necessary in connection with the consummation of the transactions contemplated by this Agreement and are required to be received or obtained by the Seller, shall have been obtained by the Seller.

              (d) BURDENSOME CONDITION. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, the Buyer or the Buyer Bank after the Effective Time, by any federal or state governmental agency or authority which, in connection with the granting of any Consent or Requisite Regulatory Approval necessary to consummate the Merger or otherwise, imposes any condition or restriction upon the Buyer, any subsidiary of the Buyer or the Seller after the Merger (including, without limitation, requirements relating to the disposition of assets or limitations on interest rates), which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable in the reasonable judgment of the Buyer the consummation of the Merger.

              (e) TAX LETTER RULING. The Buyer shall have (i) obtained a letter ruling from the IRS substantially to the effect that for federal income tax purposes the Merger constitutes a reorganization as described in
       Section 368(a) of the Code or (ii) if, on the date the last Requisite Regulatory Approval is received, the letter ruling referred to in clause
       (i) shall not have been received, the Buyer shall have received an opinion, dated the date of the Closing from its counsel, Bingham Dana LLP or other counsel acceptable to the Buyer and the Seller, substantially to the effect that, on the basis of facts and representations set forth therein, or set forth in writing elsewhere and referred to therein, for federal income tax purposes the Merger constitutes a reorganization as described in Section 368(a) of the Code and addressing such other substantial federal income tax effects of the Merger as the Buyer may reasonably require and which are customary in transactions of a like character; PROVIDED, HOWEVER, that if, on the date that the last Requisite Regulatory Approval is received, the letter ruling referred to in clause (i) shall not have been received and Bingham Dana LLP has advised the Buyer that it is unable to deliver the tax opinion referred to in clause (ii), and all other conditions to closing set forth in this
       Article VI have been satisfied, the Buyer and the Seller shall cooperate and use reasonable efforts to take all steps necessary to alter the structure of the transactions contemplated by this Agreement to ensure that for federal income tax purposes the transactions contemplated by this Agreement shall constitute a reorganization as described in Section 368(a) of the Code and, in such event, either the Buyer or the Seller shall, upon written notice to the other party hereto, have the right to extend the Termination Date until October 31, 1998 provided that such party is not in material breach of this Agreement or the Stock Option Agreement. In rendering any such opinion, such counsel may rely, to the extent they deem necessary or appropriate, upon opinions of other counsel and upon representations of an officer or officers of the Seller and the Buyer or any of their Affiliates.

              (f) SELLER AFFILIATES AGREEMENTS. The Seller shall have delivered to the Buyer the letter pertaining to the Seller Affiliates, as contemplated under Section 5.06 above, and each of the executed Seller Affiliates Agreements that have been received by the Seller as of the Effective Time.

              (g) TERMINATION OF SELLER PLANS. If requested by the Buyer, the Seller shall have terminated all Seller Other Plans set forth on
       Schedule 6.02(g) hereof.

       6.03 CONDITIONS TO THE OBLIGATIONS OF THE SELLER UNDER THIS AGREEMENT. The obligations of the Seller under this Agreement shall be further subject to the satisfaction or waiver by the Seller, at or prior to the Effective Time, of the following conditions:

              (a) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. The obligations of the Buyer required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise specifically contemplated by this Agreement and except as to any representation or warranty which specifically relates to an earlier date) and the Seller shall have received a certificate to that effect signed by the chairman or president and the chief financial officer or chief accounting officer of the Buyer.

              (b) THIRD-PARTY APPROVALS. Any and all permits, consents, waivers, clearances, approvals and authorizations of all non-governmental and non-regulatory third parties which are necessary in connection with the consummation of the transactions contemplated by this Agreement and are required to be received or obtained by the Buyer, shall have been obtained by the Buyer, other than permits, consents, waivers, clearances, approvals and authorizations the failure of which to obtain would neither make it impossible to consummate the Merger nor result in a Material Adverse Effect on the Buyer (on a consolidated basis with the Seller) after the Merger.

              (c) TAX OPINION. The Seller shall have received an opinion, dated the dates of the Proxy Statement and the Closing from Nutter, McClennen & Fish, LLP or other tax advisor acceptable to the Buyer and the Seller, substantially to the effect that, on the basis of facts and representations set forth therein, or set forth in writing elsewhere and referred to therein, for federal income tax purposes the Merger constitutes a reorganization as described in Section 368(a) of the Code and that no gain or loss will be recognized by the stockholders of the Seller upon the receipt, pursuant to this Agreement, of Buyer Common Stock solely in exchange for Seller Common Stock (it being understood that such opinion will not extend to cash received in lieu of fractional share interests or cash received by Dissenting Holders, if any) and in respect of such other substantial federal income tax effects of the Merger as the Seller may reasonably require and which are customary in transactions of a like character. In rendering any such opinion, such advisor may rely, to the extent they deem necessary or appropriate, upon opinions of other advisors and upon representations of an officer or officers of the Seller and the Buyer or any of their Affiliates.

              (d) NASDAQ LISTING. The shares of Buyer Common Stock issuable to Seller's stockholders pursuant to this Agreement shall have been authorized for listing on NASDAQ upon official notice of issuance.

                                   ARTICLE VII

                                     CLOSING

       7.01 TIME AND PLACE. Subject to the provisions of Articles VI and VIII hereof, the Closing of the transactions contemplated hereby shall take place at the Boston, Massachusetts offices of Bingham Dana LLP at

10:00 A.M., local time, on the first business day after the date on which all of the conditions contained in Article VI are satisfied or waived; or at such other place, at such other time, or on such other date as the Seller and the Buyer may mutually agree upon for the Closing to take place.

       7.02 DELIVERIES AT THE CLOSING. Subject to the provisions of Articles VI and VIII hereof, at the Closing there shall be delivered to the Seller and the Buyer, the opinions, certificates, and other documents and instruments required to be delivered under Article VI hereof.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

       8.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the transactions contemplated hereby by the Seller's stockholders:

              (a) by mutual written consent of the Seller and the Buyer authorized by their respective Boards of Directors;

              (b) by the Seller or the Buyer if the Effective Time shall not have occurred on or prior to August 31, 1998 (the "TERMINATION DATE") or such later date as shall have been agreed to in writing by the Buyer and the Seller;

              (c) by the Buyer or the Seller if any governmental or regulatory authority or agency, or court of competent jurisdiction, shall have issued a final permanent order or Injunction enjoining, denying approval of, or otherwise prohibiting the consummation of the Merger and the time for appeal or petition for reconsideration of such order or Injunction shall have expired without such appeal or petition being granted; or

              (d) by the Buyer or the Seller (provided that the terminating party is not then in material breach of any representation, warranty or covenant or other agreement contained herein or in the Seller Option Agreement) if the approval of the Seller's stockholders specified in
       Section 5.05 shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of the Seller's stockholders or at any adjournment thereof; or

              (e) by the Board of Directors of the Buyer or the Board of Directors of the Seller (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein or in the Seller Option Agreement), in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained herein or in the Seller Option Agreement which breach is not cured after twenty (20) days written notice thereof is given to the party committing such breach.

       8.02 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Seller or the Buyer as provided above, this Agreement shall forthwith become null and void (other than Sections 5.02(b) and 9.01 hereof, which shall remain in full force and effect) and there shall be no further liability on the part of the Seller or the Buyer or their respective officers or directors to the other, except (i) any liability of the Seller and the Buyer under said Sections 5.02(b) and 9.01, (ii) that the Seller Option Agreement shall be governed by its own terms as to termination, and (iii) in the event of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, in which case, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with the enforcement of its rights hereunder.

       8.03 AMENDMENT, EXTENSION AND WAIVER. Subject to applicable law and as may be authorized by their respective Boards of Directors, at any time prior to the consummation of the transactions contemplated by this Agreement or termination of this Agreement in accordance with the provisions of Section 8.01 hereof, whether before or after approval thereof by the stockholders of the Seller, the Buyer and the Seller may, (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles V and VI (other than Section 6.01) hereof; PROVIDED, HOWEVER, that after any approval of the transactions contemplated by this Agreement by the Seller's stockholders, there may not be, without further approval of such stockholders, any amendment, extension or waiver of this Agreement which reduces the amount or changes the form of the consideration to be delivered to the stockholders of the Seller hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX

                                  MISCELLANEOUS

       9.01 EXPENSES. Except as may otherwise be agreed to hereunder or in other writing by the parties, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; PROVIDED, HOWEVER, that all costs and expenses incurred in connection with the printing and mailing of the S-4 and the Seller Proxy Statement shall be borne equally by the Buyer and the Seller.

       9.02 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. None of the representations, warranties, covenants and agreements of the Seller or the Buyer shall survive after the Effective Time, except for the agreements and covenants contained or referred to in Article II, Section 5.02(b), the last sentence of
Section 5.08, and Sections 5.10, 5.12, and 5.17 hereof, and the agreements of the "affiliates" of the Seller delivered pursuant to Section 5.07, which agreements and covenants shall survive the Effective Time.

       9.03 NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid registered or certified mail (return receipt requested) or by telecopy, cable, telegram or telex addressed as follows:

              (a)   If to the Seller, to:

                    Somerset Savings Bank
                    212 Elm Street
                    Sommerville, Massachusetts
                    Attention: Thomas J. Kelly
                               President and Chief Executive Officer
                    Facsimile No.:

       with a required copy to:

                    Nutter, McClennen & Fish, LLP
                    One International Place
                    Boston, Massachusetts 02110
                    Attention: John P. Driscoll, Jr., Esq.
                                          and
                               Michael K. Krebs, Esq.
                    Facsimile No.: 617 973-9748



              (b)   If to the Buyer, to:

                    UST Corp.
                    40 Court Street
                    Boston, Massachusetts 02109
                    Attention: Neal F. Finnegan
                               President and Chief Executive
                    Officer
                    Facsimile No.: 617-726-7320


       with a required copy to:


                    UST Corp.
                    40 Court Street
                    Boston, Massachusetts
                    Attention: Eric R. Fischer, Esq.
                               Executive Vice President, General Counsel and Secretary
                    Facsimile No.: 617-695-4175
       and

                    Bingham Dana LLP
                    150 Federal Street
                    Boston, Massachusetts 02110
                    Attention: Neal J. Curtin, Esq.
                                       and
                               Stephen H. Faberman, Esq.
                    Facsimile No.: (617) 951-8736

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

       9.04 PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties, and that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement; PROVIDED, HOWEVER, that the Seller's current and former officers and directors are intended third-party beneficiaries with respect to the provisions set forth in
Section 5.19 hereof, and the provisions of such Section 5.19 may be enforced after the Effective Time by such persons as intended third-party beneficiaries.

       9.05 COMPLETE AGREEMENT. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, including the Confidentiality Agreement and this Agreement contains the entire agreement and understanding of the parties with respect to its subject matter. Except as set forth in this Agreement or in the Disclosure Schedules, there are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements, including without limitation, the Confidentiality Agreement, and understandings between the parties, both written and oral, with respect to its subject matter.

       9.06 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed to be an original and shall become effective when a counterpart has been signed by each of the parties and delivered to each of the other parties which delivery may be made by facsimile transmission.

       9.07 GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof.

       9.08 CAPTIONS. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       9.09 EFFECT OF INVESTIGATIONS. No investigation by the parties hereto made heretofore or hereafter, whether pursuant to this Agreement or otherwise shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation.

       9.10 SEVERABILITY. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purposes and intents of this Agreement.

       9.11 SPECIFIC ENFORCEABILITY. The parties recognize and hereby acknowledge that it is impossible to measure in money the damages that would result to a party by reason of the failure of either of the parties to perform any of the obligations imposed on it by this Agreement. Accordingly, if any party should institute an action or proceeding seeking specific enforcement of the provisions hereof, each party against which such action or proceeding is brought hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists.

       IN WITNESS WHEREOF, the Buyer and the Seller have caused this Agreement to be executed as a sealed instrument by their duly authorized officers as of the day and year first above written.


                                 UST CORP.



                                 By: /s/ Neal F. Finnegan
                                     -------------------------------------------
                                     Title:President and Chief Executive Officer


                                 SOMERSET SAVINGS BANK



                                 By: /s/ Thomas J. Kelly
                                     -------------------------------------------
                                     Title:President and Chief Executive Officer

                                                                      EXHIBIT B


                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of December 9, 1997, between SOMERSET SAVINGS BANK, a Massachusetts stock savings bank (the "ISSUER") and UST CORP., a Massachusetts corporation (the "GRANTEE").

     WHEREAS, the Grantee and the Issuer have entered into an Affiliation Agreement and Plan of Reorganization of even date herewith (as amended and in effect from time to time, the "ACQUISITION AGREEMENT"), which agreement is being executed by the parties thereto prior to the execution of this Agreement; and

     WHEREAS, as a condition to the Grantee's entry into the Acquisition
                                                 ---------             ------
Agreement and in consideration for such entry, the Issuer has agreed to (i) grant to the Grantee the Option (as hereinafter defined) and (ii) make the cash payment referred to in Section 4 below;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Acquisition Agreement, the parties hereto agree as follows:

     1. The Issuer hereby grants to the Grantee an unconditional, irrevocable option (the "OPTION") to purchase, subject to the terms hereof, up to 2,777,000 fully paid and nonassessable shares (the "OPTION SHARES") of common stock, par value $1.00 per share, of the Issuer ("COMMON STOCK") at a price of $4.875 per share (the "OPTION PRICE"). The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment, as herein set forth, provided that, except as provided by Section 9 hereof, in no event shall the number of shares for which this Option is exercisable exceed 16.7% of the Issuer's issued and outstanding shares of Common Stock (without giving effect to any shares of Common Stock issued pursuant to the Option) less the number of shares previously issued pursuant to exercise of the Option.

     2. (a) The Holder (as such term is defined in paragraph (c) below) may exercise the Option, in whole or in part, if, but only if, both an Initial Triggering Event (as defined in paragraph (e) below) and a Subsequent Triggering Event (as defined in paragraph (f) below) shall have occurred prior to the occurrence of an Exercise Termination Event (as defined in paragraph (b) below), PROVIDED that the Holder shall have sent the written notice of such exercise (as provided in paragraph (h) of this Section 2) within thirty (30) days following such Subsequent Triggering Event and prior to the Exercise Termination Event.

     (b) The term "EXERCISE TERMINATION EVENT" shall mean the earliest of (i) the Effective Time, (ii) any termination of the Acquisition Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, and (iii) in the event of any termination of the Acquisition Agreement in accordance with the provisions thereof after the occurrence of an Initial Triggering Event, the passage of twelve (12) months after such termination. Upon the occurrence of an Exercise Termination Event, this Option (or such portion hereof as to which the holder has not theretofore given a notice of exercise in accordance with paragraph (h) below) shall terminate and become void, without notice or other action by any Person (the term "PERSON" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE Act") and the rules and regulations thereunder). Notwithstanding the termination of the Option, the Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in whole or in part prior to the termination of the Option.

     (c) The term "HOLDER" shall mean the holder or holders of the Option.

     (d) The term "SCHEDULE 13G INVESTOR" shall mean any person holding voting securities of the Issuer eligible to report the beneficial ownership of such securities on Schedule 13G pursuant to the provisions of Rule 13d-1 under the Exchange Act.

     (e) The term "INITIAL TRIGGERING EVENT" shall mean any of the following events or transactions occurring after the date hereof:

          (i) The Issuer or any subsidiary of the Issuer, without having received the Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction with any Person, other than the Grantee or any subsidiary of the Grantee, or, without the consent of the Grantee, the Board of Directors of the Issuer shall have approved an Acquisition Transaction or recommended that the shareholders of the Issuer approve or accept any Acquisition Transaction other than as contemplated by the Acquisition Agreement. For purposes of this Agreement, the term "ACQUISITION TRANSACTION" shall mean (A) a merger or consolidation, or any similar transaction, with the Issuer or any Significant Subsidiary of the Issuer, or any subsidiary of the

     Issuer which, after such transaction, would be a Significant Subsidiary of the Issuer, (B) a purchase, lease or other acquisition of all or substantially all of the assets of the Issuer or any Significant Subsidiary of the Issuer or (C) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing ten percent (10%) or more of the voting power of the Issuer or any Significant Subsidiary of the Issuer;

          (ii) Any Person, other than the Grantee or any subsidiary of the Grantee or the Issuer in a fiduciary capacity, and other than a Schedule 13G Investor, shall have acquired beneficial ownership (as hereinafter defined) or the right to acquire beneficial ownership of ten percent (10%) or more of the outstanding shares of Common Stock if such Person owned beneficially less than ten percent (10%) of the outstanding shares of Common Stock on the date of this Agreement, or any Person shall have acquired beneficial ownership of an additional three percent (3%) of the outstanding shares of Common Stock if such Person owned beneficially ten percent (10%) or more of the outstanding shares of Common Stock on the date of this Agreement (the term "BENEFICIAL OWNERSHIP" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and in the rules and regulations thereunder);

          (iii) (A) The holders of Issuer Common Stock shall not have approved the Acquisition Agreement at the meeting of such stockholders held for the purpose of voting on the Acquisition Agreement, (B) such meeting shall not have been held or shall have been canceled prior to the termination of the Acquisition Agreement, or (C) the Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Director's with respect to the Acquisition Agreement, in each case after it shall have been publicly announced or become publicly known that (x) any Person, other than the Grantee or any subsidiary of the Grantee, shall have made a bona-fide proposal to the Issuer or its shareholders to engage in an Acquisition Transaction by public announcement or written communication that shall be or become the subject of public disclosure; or (y) any Person other than the Grantee or any subsidiary of the Grantee, other than in connection with a transaction to which the Grantee has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction;

          (iv) After any Person other than the Grantee or any subsidiary of the Grantee has made a proposal to the Issuer or its shareholders to engage in an Acquisition Transaction, the Issuer shall have breached any covenant or obligation contained in the Acquisition Agreement and such breach (A) would entitle the Grantee to terminate the Acquisition Agreement and (B) shall not have been remedied prior to the Notice Date (as defined in paragraph
     (h) below); or

          (v) Any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange
     Act) or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 50% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively).

     (f) The term "SUBSEQUENT TRIGGERING EVENT" shall mean either of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any Person (other than a Schedule 13G Investor) of beneficial ownership of fifteen percent (15%) or more of the then outstanding Common Stock; or

          (ii) The occurrence of the Initial Triggering Event described in subparagraph (i) of paragraph (e) of this Section 2, except that the percentage referenced in clause (C) thereof shall be fifteen percent (15%) in lieu of ten percent (10%).

     (g) The Issuer shall notify the Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "TRIGGERING EVENT"), it being understood that the giving of such notice by the Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (h) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to the Issuer a written notice (the date of which being herein referred to as the "NOTICE DATE") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise, and (ii) a place and date not earlier than three (3) business days nor later than sixty (60) business days from the Notice Date for the closing of such purchase (the "CLOSING"); PROVIDED that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. The term "business day" for purposes of this Agreement means any day, excluding Saturdays, Sundays and any other day that is a legal holiday in The Commonwealth of Massachusetts or a day on which banking institutions in The Commonwealth of Massachusetts are authorized by law or executive order to close.

     (i) At the Closing, the Holder shall pay to the Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by the Issuer, PROVIDED that failure or refusal of the Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

     (j) At such Closing, simultaneously with the delivery of immediately available funds as provided in paragraph (i) above, the Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to the Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

     (k) Certificates for the Common Stock delivered at a Closing hereunder may (in the sole discretion of the Issuer) be endorsed with a restrictive legend that shall read substantially as follows:

     "THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTION PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF DECEMBER 9, 1997, A COPY OF WHICH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE

     UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR."

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such legend. In addition, such certificates shall bear any other legend as may be required by law.

     (l) Upon the giving by the Holder to the Issuer of the written notice of exercise of the Option provided for under paragraph (h) above, the tender of the applicable purchase price in immediately available funds and the tender of a copy of this Agreement to the Issuer, such Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. The Issuer agrees (a) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without requiring the Issuer's stockholders to approve an increase in the number of authorized shares of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock, (b) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Issuer, (c) promptly to take all action as may from time to time be required (including without limitation cooperating fully with any Holders in preparing any applications or notices required under the Bank Holding Company Act of 1956, as amended, or the Change in Bank Control Act of 1978, as amended, or any state banking law), in order to permit such Holders to exercise the Option and the Issuer duly and effectively to issue shares of Common Stock pursuant hereto, and (d) promptly to take all action provided herein to protect the rights of any Holders against dilution.

     4. PHANTOM STOCK PAYMENT. (a) As additional consideration for the Grantee's entry into the Acquisition Agreement, upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, and subject to paragraph (c) hereof, the Issuer shall pay to the Grantee, an amount in cash (the "PHANTOM STOCK PAYMENT") determined in accordance with the next sentence hereof. The Phantom Stock Payment shall be in an amount equal to the product of
(i) the number of Phantom Stock Shares, MULTIPLIED BY (ii) the Option Spread. The number of Phantom Stock Shares shall initially be 536,669. The term "Option Spread" shall mean the arithmetic difference between (x) the Option Price and
(y) the "market/offer price" as such term is defined in Section 8(a) of this Agreement. If additional shares of Issuer Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to exercise of the Option pursuant to this Agreement), including, without limitation, pursuant to stock option or other employee plans, or as a result of the exercise of conversion rights, the number of Phantom Stock Shares shall be increased so that, after such increase, the sum of (x) the number of Phantom Stock Shares, as increased, PLUS (y) 2,777,000 shall equal 19.9% of the number of shares of Issuer Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Notwithstanding the foregoing, nothing contained in this Section 4(a) or elsewhere in this Agreement shall be deemed to authorize the Issuer or the Grantee to breach any provision of the Acquisition Agreement. If the number of Option Shares and/or the Option Price is adjusted in accordance with Section 6 of this Agreement, there shall be a corresponding adjustment in the number of Phantom Stock Shares and the Option Spread. On that date (the "PHANTOM STOCK PAYMENT DATE"), which is at the earlier of (i) the Closing of the purchase of the shares of the Common Stock subject to the Option pursuant to Section 2(h) hereof or (ii) the Payment Date with respect to the repurchase of the Option by the Issuer pursuant to
Section 8(b) hereof, the Issuer shall pay to the Grantee the Phantom Stock Payment, together with interest thereon at the rate specified in Section 4(c) hereof, in immediately available funds by a wire transfer to a bank account designated by the Grantee; PROVIDED, HOWEVER, that in the event that prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with the purchase referred to in (i) above, the Issuer shall pay to the Grantee the Phantom Stock Payment within thirty (30) days of the Notice Date (as defined in Section 2(h) hereof.

     (b) The Issuer agrees (i) that it shall at all times, after an Initial Triggering Event, maintain sufficient readily available funds to pay the Phantom Stock Payment and (ii) promptly to take all action as may from time to time be required in order to permit the Issuer to pay the Phantom Stock Payment.

     (c) To the extent that the Issuer is prohibited as a consequence of a Regulatory Impediment (as defined in Section 8(c) hereof) from making the Phantom Stock Payment in full (and the Issuer hereby undertakes to use its best efforts to receive all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to pay the Phantom Stock Payment) or to the extent that the Issuer would not have been designated "Adequately Capitalized" as of the last day of the Issuer's most recent fiscal quarter had the Issuer paid the Phantom Stock Payment in full as of such date, the Issuer shall immediately so notify the Grantee and thereafter deliver or cause to be delivered, from time to time, to the Grantee, as appropriate, the portion of the Phantom Stock Payment that it is no longer prohibited from delivering or that the Issuer can deliver and remain designated "Adequately Capitalized", within ten (10) business days after the date on which the Issuer is no longer so prohibited or restricted from paying. To the extent that the Issuer is prohibited as a consequence of this Section 4(c) from paying the full amount of the Phantom Stock Payment, interest shall accrue on the unpaid portion thereof from and after the Phantom Stock Payment Date at the rate per annum equal to the Federal Funds rate in effect on such date, as reported by the Wall Street Journal. Payments made pursuant to this Section 4 after the Phantom Stock Payment Date shall be applied first to accrued interest and then to the unpaid portion of the Phantom Stock Payment.

     5. This Agreement (and the Option granted hereby) is exchangeable, without expense, at the option of each Holder, upon presentation and surrender of this Agreement at the principal office of the Issuer, for other Agreements providing for Options of different denominations entitling the Holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "AGREEMENT" and "OPTION" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by the Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, the Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute for all purposes and under all circumstances an additional contractual obligation on the part of the Issuer, whether or not this Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     6. The number of Option Shares shall be subject to adjustment from time to time as provided in this Section 6.

     (a) (i) In the event of any change in the shares of Common Stock by reason of stock dividend, split up, merger, recapitalization, subdivision, conversion, combination, exchange of shares or similar transaction, the type and number of Option Shares, and the Option Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that the Grantee shall receive upon exercise of the Option the number and class of shares or other securities or property that the Grantee would have held immediately after such event if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

          (ii) The Issuer may, at its election, make such increases in the number of Option Shares, in addition to those required under subparagraph
     (a)(i) above, as shall be determined by its Board of Directors to be advisable in order to avoid taxation, so far as practicable, of any dividend of stock or stock rights or any event treated as such for federal income tax purposes to the recipients.

     (b) Whenever the number of Option Shares (or other securities) purchasable upon exercise hereof is adjusted as provided in this Section 6, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which is equal to the number of Option Shares prior to the adjustment and the denominator of which is equal to the number of Option Shares (or other securities) purchasable after the adjustment.

     7. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within thirty (30) days of such Subsequent Triggering Event (whether on the Grantor's own behalf or on the behalf of any subsequent Holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current, with respect to the Option and the Option Shares, a "shelf" registration statement under Rule 415 of the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares under any applicable state securities laws; PROVIDED, HOWEVER, that the Issuer shall have no obligation to file a registration statement under the Securities Act with respect to the Option Shares if the offer and sale of such common stock is exempt from the registration requirements of the Securities Act pursuant to Section 3 thereof, including without limitation Section 3(a)(2). Issuer will use all commercially reasonable efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect sales or other dispositions of Option Shares. Grantee shall have the right to demand two such registrations. Any registration statement prepared and filed under this
Section 7, and any sales covered thereby, shall be at Issuer's expense, except for underwriting discounts or commissions, broker's fees and expenses and the fees and disbursements of Grantee's counsel related thereto. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, (i) Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and
(ii) in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering, the inclusion of the Option or Option Shares would interfere with the successful marketing of the shares represented by the Option, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; PROVIDED, HOWEVER, that if such reduction occurs, the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for the Issuer.

     8. (a) Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, and subject in all events to paragraph
(c) hereof, (i) at the request of any Holder, delivered within thirty (30) days following such occurrence (or such later period as provided in Section 11), the Issuer shall repurchase the Option from the Holder at a price (the "OPTION REPURCHASE PRICE") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised, and (ii) at the request of any owner of Option Shares from time to time (the "OWNER"), delivered within thirty
(30) days following such occurrence (or such later period as provided in Section
11), the Issuer shall repurchase such number of the Option Shares from such Owner as the Owner shall designate at a price per share ("OPTION SHARE REPURCHASE PRICE") equal to the greater of (A) the market/offer price and (B) the average exercise price per share paid by the Owner for the Option Shares so designated. The term "MARKET/OFFER PRICE" shall mean the highest of (w) the price per share of the Common Stock at which a tender offer or exchange offer therefor has been made,
(x) the price per share of the Common Stock to be paid by any Person, other than the Grantee or a subsidiary of the Grantee, pursuant to an agreement with the Issuer, (y) the highest sale price for shares of Common Stock within the six (6) month period immediately preceding the required repurchase of Options or Option Shares, as the case may be, or (z) in the event of a sale of all or substantially all of the Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of the Issuer as determined by a nationally recognized investment banking firm selected by a majority in the interest of the Holders or the Owners, as the case may be, and reasonably acceptable to the Issuer, divided by the number of shares of Common Stock of the Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by a majority in interest of the Holders or the Owners, as the case may be, and reasonably acceptable to the Issuer.

     (b) Each Holder and Owner, as the case may be, may exercise its right to require the Issuer to repurchase the Option and any Option Shares pursuant to this Section 8 by surrendering for such purpose to the Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that such Holder or Owner elects to require the Issuer to repurchase this Option and/or Option Shares in accordance with the provisions of this Section 8. As promptly as practicable, and in any event within ten (10) business days (the "PAYMENT DATE") after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto (the "SURRENDER DATE"), the Issuer shall deliver or cause to be delivered to each Holder the Option Repurchase Price and/or to each Owner the Option Share Repurchase Price therefor or the portion thereof that the Issuer is not then prohibited under applicable law and regulation from so delivering in accordance with paragraph
(c) hereof.

     (c) To the extent that the Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy or order, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency (including without limitation any resolution of the Issuer's Board of Directors adopted at the direction or request of any government or regulatory body or agency) (collectively, "REGULATORY IMPEDIMENT"), from repurchasing the Option and/or the Option Shares in full or to the extent that the Issuer would not have been designated "Adequately Capitalized" (as such term is defined by the Issuer's primary federal bank regulator) as of the last day of the Issuer's most recent fiscal quarter had the Issuer repurchased the Option and/or the Option Shares in full as of such date, the Issuer shall immediately so notify each Holder and/or each Owner and thereafter deliver or cause to be delivered, from time to time, to such Holder and/or Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within ten (10) business days after the date on which the Issuer is no longer so prohibited or that the Issuer can deliver and remain designated "Adequately Capitalized" within the meaning of this sentence; PROVIDED, HOWEVER, that if the Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 8 is prohibited from delivering as a consequence of a Regulatory Impediment, or the delivery of which would cause the Issuer not be designated "Adequately Capitalized" to any Holder and/or Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in part or in full (and the Issuer hereby undertakes to use its best efforts to receive all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), such Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon the Issuer shall promptly (i) deliver to such Holder and/or Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that the Issuer is not prohibited from delivering or that the Issuer can deliver and remain designated "Adequately Capitalized;" and (ii) deliver, as appropriate, either (A) to such Holder, a new Stock Option Agreement evidencing the right of such Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to such Owner, a certificate for the Option Shares it is then so prohibited or restricted from repurchasing.

     9. (a) In the event that prior to an Exercise Termination Event, the Issuer shall enter into an agreement (i) to consolidate with or merge into any Person, other than the Grantee or one of the Grantee's subsidiaries, and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any Person, other than the Grantee or one of its subsidiaries, to merge into the Issuer and the Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or the then outstanding shares of Common Stock shall, after such merger, represent less than fifty percent (50%) of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any Person, other than the Grantee or one of the Grantee's subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "SUBSTITUTE OPTION"), at the election of the Holder, of either (A) the Acquiring Corporation (as defined in paragraph (b) below) or (B) any Person that controls the Acquiring Corporation.

     (b) The following terms have the meanings indicated:

          (i) The term "ACQUIRING CORPORATION" shall mean (A) the continuing or surviving corporation of a consolidation or merger with the Issuer (if other than the Issuer), (B) the Issuer in a merger in which the Issuer is the continuing or surviving Person, and (C) the transferee of all or substantially all of the Issuer's assets.

          (ii) The term "SUBSTITUTE COMMON STOCK" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (iii) The term "ASSIGNED VALUE" shall mean the "market/offer price", as defined in paragraph (a) of Section 8 hereof.

          (iv) The term "AVERAGE PRICE" shall mean the average closing price of a share of the Substitute Common Stock for the one (1) year period immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale, PROVIDED that if the Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the Person merging into the Issuer or by any company which controls such Person, as the Holder may elect.

     (c) Except as set forth in (d) below, the Substitute Option shall have the same terms as the Option, PROVIDED that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall, to the extent legally permissible, be as similar as possible to, and in no event less advantageous to the Holder than, the terms of the Option. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock as is equal to (i) the product of (A) the Assigned Value and (B) the number of shares of Common Stock for which the Option is then exercisable, divided by (ii) the Average Price; PROVIDED, HOWEVER, that solely for purposes of this Section 9, if the Phantom Stock Payment has not been paid pursuant to Section 4 hereof, the number of shares of Common Stock for which the Option is then exercisable shall equal 19.9% of the Issuer's issued and outstanding shares of Common Stock less the number of shares previously issued pursuant to the Option and the Grantee shall not otherwise be entitled to the Phantom Stock Payment provided by Section 4 hereof. The exercise price of the Substitute Option per share of the Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction in which the numerator is the number of Option Shares, as adjusted pursuant to this Section 8(d), and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option (without giving effect to any shares of Substitute Common Stock issued pursuant to the Substitute Option) less the number of shares previously issued pursuant to the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this paragraph
(e), the issuer of the Substitute Option (the "SUBSTITUTE OPTION ISSUER") shall make a cash payment to the Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this paragraph (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this paragraph (e). The difference in value shall be determined by a nationally recognized investment banking firm selected by a majority in interest of the Holders or the Owners, as the case may be.

     (f) The Issuer shall not enter into any transaction described in paragraph
(a) of this Section 9 unless the Acquiring Corporation and any Person that controls the Acquiring Corporation shall have assumed in writing all the obligations of the Issuer hereunder.

     10. (a) At the written request of the holder of the Substitute Option (the "SUBSTITUTE OPTION HOLDER"), and subject to paragraph (c) below, the issuer of the Substitute Option (the "SUBSTITUTE OPTION ISSUER") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "SUBSTITUTE OPTION REPURCHASE PRICE") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of the Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of each owner (the "SUBSTITUTE SHARE OWNER") of shares of the Substitute Common Stock (the "SUBSTITUTE SHARES"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price per share (the "SUBSTITUTE SHARE REPURCHASE PRICE") equal to the greater of (A) the Highest Closing Price and (B) the average exercise price per share paid by the Substitute Share Owner for the Substitute Shares so designated. The term "HIGHEST CLOSING PRICE" shall mean the highest closing price for shares of the Substitute Common Stock within the six (6) month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) Each Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that such Substitute Option Holder or Substitute Share Owner elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 10. As promptly as practicable, and in any event within five (5) business days after the surrender of the Substitute Option and/or the certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor, or the portion(s) thereof which the

Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from repurchasing the Substitute Option and/or the Substitute Shares in full, the Substitute Option Issuer shall immediately so notify each Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five (5) business days after the date on which the Substitute Option Issuer is no longer so prohibited, PROVIDED, HOWEVER, that if the Substitute Option Issuer is, at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 10 prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in part or in full (and the Substitute Option Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price LESS the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing.

     11. The thirty (30) day period for exercise of certain rights under Sections 2, 7, 8 and 13 hereof shall be extended in each such case: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise, PROVIDED that notice of intent to exercise such rights shall be given to the Issuer within the requisite thirty (30) day period and the Grantee and the Holders shall use their best efforts to promptly obtain all requisite approvals and cause the expiration of all requisite waiting periods.

     12. The Issuer hereby represents and warrants to the Grantee as follows:

     (a) The Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Issuer and no other corporate proceedings on the part of the Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Issuer. This Agreement is the valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its respective terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

     (b) The Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

     13. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other Person, whether by operation of law or otherwise, without the express written consent of the other party, except that (a) the Grantee shall, at any time, be permitted to assign its rights under this Option Agreement or the Option created hereunder to any Affiliate (as defined in the Acquisition Agreement) of the Grantee and (b) in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, the Grantee may, subject to the right of first refusal set forth in Section 14, assign, transfer or sell in whole or in part its rights and obligations hereunder within thirty
(30) days following such Subsequent Triggering Event (or such later period as provided in Section 10); PROVIDED, HOWEVER, that in the event the Grantee sells, assigns or transfers all or a portion of the Option to other Holders as permitted by this Agreement, the Grantee may exercise its rights hereunder on behalf of itself and such Holders.

     14. If at any time after the occurrence of a Subsequent Triggering Event and, with respect to shares of Common Stock or other securities acquired by the Grantee pursuant to an exercise of the Option, prior to the expiration of twenty-four (24) months after the date on which the Option would have terminated but for its exercise pursuant to Section 2(b), the Grantee shall desire to sell, assign, transfer or otherwise dispose of the Option, in whole or in part, or all or any of the shares of Common Stock or other securities acquired by the Grantee pursuant to the Option, the Grantee shall give the Issuer written notice of the proposed transaction (an "OFFEROR'S NOTICE"), identifying the proposed transferee, accompanied by a copy of a binding offer to purchase the Option or such shares or other securities signed by such transferee and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by the Grantee to the Issuer, which may be accepted within ten (10) business days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which the Grantee is proposing to transfer the Option or such shares or other securities to such transferee. The purchase of the Option or such shares or other securities by the Issuer shall be settled within five (5) business days of the date of the acceptance of the offer and the purchase price shall be paid to the Grantee in immediately available funds, PROVIDED that, if prior notification to or approval, consent or waiver of the Federal Reserve Board or any other regulatory authority is required in connection with such purchase, the Issuer shall promptly file the required notice or application for approval, consent or waiver and shall expeditiously process the same (and the Grantee shall cooperate with the Issuer in the filing of any such notice or application and the obtaining of any such approval) and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (a) the required notification period has expired or been terminated or (b) such approval has been obtained and, in either event, any requisite waiting period shall have passed. In the event of the failure or refusal of the Issuer to purchase the Option or the shares or other securities, as the case may be, covered by an Offeror's Notice or if the Federal Reserve Board or any other regulatory authority disapproves the Issuer's proposed purchase of the Option or such shares or other securities, the Grantee may, within sixty (60) days following the date of the Offeror's Notice (subject to any necessary extension for regulatory notification, approval, or waiting periods), sell all, but not less than all, of the portion of the Option (which may be one hundred percent (100%)) or such shares or other securities, as the case may be, proposed to be transferred to the proposed transferee identified in the Offeror's Notice at no less than the price specified and on terms no more favorable to the proposed transferee than those set forth in the Offeror's Notice. The requirements of this Section 14 shall not apply to (i) any disposition of the Option or any shares of Common Stock or other securities by a Person to whom the Grantee has assigned its rights under the Option with the prior written consent of the Issuer, (ii) any sale by means of a public offering in which steps are taken to reasonably ensure that no purchaser will acquire securities representing more than five percent (5%) of the outstanding shares of Common Stock of the Issuer or (iii) any transfer to a direct or indirect wholly-owned subsidiary of the Grantee which agrees in writing to be bound by the terms hereof.

     15. Each of the Grantee and the Issuer will use all reasonable efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation applying to the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, for approval to acquire the shares issuable hereunder or to make the Phantom Stock Payment provided for herein.

     16. Notwithstanding anything to the contrary herein, in the event that the Holder or the Owner or any Related Person thereof (as hereinafter defined) is a Person making an offer or proposal to engage in an Acquisition Transaction (other than the transaction contemplated by the Acquisition Agreement), then (a) in the case of a Holder or any Related Person thereof, the Option held by it shall immediately terminate and be of no further force or effect, and the obligation of the Issuer to make the Phantom Stock Payment shall cease, and (b) in the case of an Owner or any Related Person thereof, the Option Shares held by it shall be immediately repurchasable by the Issuer at the Option Price. For purposes of this Agreement, a "RELATED PERSON" of a Holder or Owner means any Affiliate (as defined in Rule 12b-2 of the rules and regulations under the Exchange Act) of the Holder or the Owner and any Person that is required to file a Schedule 13D with the Holder or the Owner with respect to shares of Common Stock or options to acquire the Common Stock.

     17. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

     18. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or the Issuer is not permitted to repurchase pursuant to Section 8, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Sections 1(b) or 6(a) hereof), or the Issuer is not permitted to pay the Phantom Stock Payment pursuant to Section 4 hereof, it is the express intention of the Issuer to allow the Holder to acquire or to require the Issuer to repurchase such lesser number of shares and to pay such lesser amount of the Phantom Stock Payment as may be permissible, without any amendment or modification hereof.

     19. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in Person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Acquisition Agreement.

     20. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     21. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     22. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     23. Except as otherwise expressly provided herein, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     24. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Acquisition Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Stock Option Agreement to be executed as a sealed instrument on its behalf by its officers thereunder duly authorized, all as of the day and year first above written.


                             SOMERSET SAVINGS BANK


                             By:/s/ Thomas J. Kelly
                                ------------------------------------
                                Title: President and Chief Executive
                                         Officer



                             UST CORP.


                             By:/s/ Neal F. Finnegan
                                ------------------------------------
                                Title: President and Chief Executive
                                         Officer

                                                                      EXHIBIT C

                                December 9, 1997



UST Corp.
40 Court Street
Boston, MA 02109


        Attention:   Neal F. Finnegan, President and Chief Executive Officer

Ladies and Gentlemen:

        The undersigned (the "STOCKHOLDER") beneficially owns and has sole voting power with respect to the number of shares of the common stock, par value $1.00 per share (the "SHARES"), of Somerset Savings Bank, a Massachusetts stock savings bank (the "Seller"), indicated opposite the Stockholder's name on
SCHEDULE 1 attached hereto.

        Immediately prior to the execution of this letter agreement, UST Corp. (the "Buyer") and the Seller are entering into an Affiliation Agreement and Plan of Reorganization (as amended and in effect from time to time, the "ACQUISITION AGREEMENT") providing, among other things, for the direct or indirect acquisition of the Seller by the Buyer (the "ACQUISITION"). The undersigned understands that Buyer has undertaken and will continue to undertake substantial expenses in connection with the negotiation and execution of the Acquisition Agreement and the subsequent actions necessary to consummate the transactions contemplated by the Acquisition Agreement.

        In consideration of, and as a condition to, the Buyer's entering into the Acquisition Agreement, and in consideration of the expenses incurred and to be incurred by the Buyer in connection therewith, the Stockholder and the Buyer agree as follows:

        1. The Stockholder, while this letter agreement is in effect, shall vote or cause to be voted all of the Shares, as well as any other shares of common stock of the Seller of which the Stockholder acquires beneficial

UST Corp.
December 9, 1997
Page 2


ownership and sole voting power, whether pursuant to the exercise of stock options or otherwise, as long as such shares are owned by the Stockholder as of the record date for the special meeting of the Seller's stockholders to be called and held following the date hereof, for the approval of the Acquisition Agreement and the Acquisition and shall vote or cause to be voted all such shares, at such special meeting or any other meeting of the Seller's stockholders following the date hereof, against the approval of any other agreement providing for a merger, acquisition consolidation, sale of a material amount of assets or other business combination of the Seller or any of its subsidiaries with any person or entity other than the Buyer, or any subsidiary of the Buyer.

        2. The Stockholder will not sell, assign, transfer or otherwise dispose of (including, without limitation, by the creation of a Lien (as defined in paragraph 5 below)), or permit to be sold, assigned, transferred or otherwise disposed of, any Shares owned by the Stockholder, whether such Shares are held by the Stockholder on the date of this letter agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise, except
(a) transfers by will or by operation of law (in which case this letter agreement shall bind the transferee), (b) transfers pursuant to any pledge agreement (subject to the pledgee agreeing in writing to be bound by the terms of this letter agreement), (c) transfers in connection with estate planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of this letter agreement, and (d) as the Buyer may otherwise agree in its sole discretion. The Buyer may reasonably request, at its sole expense to have any existing certificates representing Shares subject to this letter agreement canceled and reissued bearing the following legend:

                        "THIS CERTIFICATE, AND THE SHARES
                REPRESENTED HEREBY, ARE SUBJECT TO CERTAIN
                VOTING AND TRANSFER RESTRICTIONS CONTAINED
                IN A VOTING AGREEMENT BY AND BETWEEN BUYER
                AND THE BENEFICIAL OWNER OF THESE SHARES AND
                MAY BE TRANSFERRED ONLY IN COMPLIANCE
                THEREWITH. COPIES OF THE ABOVE-REFERENCED
                AGREEMENT ARE ON FILE AT THE OFFICES OF THE
                SELLER."

        3. The agreements contained herein are intended to relate to restrictions on transferability and to continue only for such time as may

UST Corp.
December 9, 1997
Page 3


reasonably be necessary to obtain all necessary approvals, including shareholder approval and all necessary governmental approvals, of the Acquisition and all other transactions contemplated by the Acquisition Agreement.

        4. The Stockholder agrees that, so long as the Acquisition Agreement has not been terminated in accordance with terms thereof, the Stockholder shall, and shall instruct each of his representatives, agents, advisors, Associates (as defined in the Acquisition Agreement) and Affiliates (as defined in the Acquisition Agreement) to, cease and refrain from any activities, discussions, negotiations, providing any information with respect to, or other actions with any parties other than the Buyer with respect to any Acquisition Transaction (as defined in the Acquisition Agreement), except to the extent that the Seller would be permitted to engage in such activities, discussions, negotiations, providing any information with respect to, or other actions pursuant to Section 5.04 of the Acquisition Agreement.

        5. The Stockholder represents that the Stockholder has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this letter agreement. The Stockholder further represents that this letter agreement (assuming this letter agreement constitutes a valid and binding agreement of the Buyer) constitutes a valid and binding agreement with respect to the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. Except as may be set forth in SCHEDULE 1, the Stockholder represents that the Stockholder beneficially owns the number of Shares indicated opposite such Stockholder's name on said SCHEDULE 1, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever, other than pursuant to the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended ("LIENS"), and has sole and otherwise unrestricted, voting power with respect to such Shares.

        6. Notwithstanding anything herein to the contrary, the agreements contained herein shall remain in full force and effect until the earlier of (a) the consummation of the Acquisition or (b) the termination of the Acquisition Agreement in accordance with Article VIII thereof.

UST Corp.
December 9, 1997
Page 4


        7. The Stockholder has signed this letter agreement intending to be bound thereby. The Stockholder expressly agrees that this letter agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against the Stockholder. All of the covenants and agreements contained in this letter agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

        8. This letter agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

        9. No waivers of any breach of this letter agreement extended by the Buyer to the Stockholder shall be construed as a waiver of any rights or remedies of the Buyer with respect to any subsequent breach of the Stockholder hereunder.

        10. This letter agreement is deemed to be signed as a sealed instrument and is to be governed by the laws of The Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected.

UST Corp.
December 9, 1997
Page 5


        If the foregoing accurately reflects your understanding of the subject matter intended to be contained herein, please confirm our agreement by signing this letter where indicated below.


                                             Very truly yours,



                                             --------------------------

AGREED TO AND ACCEPTED BY AS
OF THE DATE FIRST ABOVE WRITTEN

UST CORP.


By: /s/ Eric R. Fischer
    ----------------------------------------------------------
    Name: Eric R. Fischer
    Title: Executive Vice President, General Counsel and Clerk

                                   SCHEDULE 1



                               Number of Shares
Name of  Stockholder          Beneficially Owned       Shares Subject To Pledge
--------------------          ------------------       ------------------------

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT, dated as of December 9, 1997, is by and between USTRUST, a Massachusetts bank and trust company (as successor by merger to the Seller referred to below, the "BANK") and THOMAS J. KELLY, an individual residing at 24 Bedford Street, Burlington, Massachusetts 01803 (the "EXECUTIVE"). Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to them in that certain Affiliation Agreement and Plan of Reorganization (the "AFFILIATION AGREEMENT"), dated as of December 9, 1997, by and between Buyer Holding Co. (the "BUYER") and Somerset Savings Bank ("SELLER").

     WHEREAS, prior to the Effective Time, the Executive was the President and Chief Executive Officer of the Seller;

     WHEREAS, the Executive, in his role as President and Chief Executive Officer, had integral knowledge of the Seller's operations, policies, customers, personnel and community;

     WHEREAS, pursuant to the terms of the Affiliation Agreement, at the effective time of the Merger referred to below (the "EFFECTIVE TIME OF THE MERGER") the Buyer will cause its wholly-owned subsidiary, Buyer Corp., a Massachusetts corporation and parent holding company of the Bank, to acquire all of the assets and liabilities of the Seller and transfer such assets and liabilities to the Bank pursuant to the terms of a merger of the Seller with and into the Bank (the "MERGER"); and

     WHEREAS, Buyer believes and the Executive agrees that his services are necessary to facilitate a smooth, sound and nondisruptive transition following the Merger and that his services are necessary to facilitate the effective integration and consolidation of the Seller and the Bank and in operating the Bank thereafter;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

     1. FREEDOM TO CONTRACT. The Executive represents that he is free to enter into this Agreement and that he has not made and will not make any agreement in conflict with this Agreement.

     1A. EFFECTIVENESS OF AGREEMENT. This Agreement shall be null and void and shall have no force and effect until and unless the Merger referred to above shall have occurred at the Effective Time of the Merger pursuant to the terms of the

Affiliation Agreement. This Agreement shall also be null and void and shall have no force and effect if the Executive shall have ceased to be employed as President and Chief Executive Officer of the Seller prior to the Effective Time of the Merger.

     2. EMPLOYMENT. The Bank hereby employs the Executive as an Executive Vice President of the Bank and the Executive agrees to continue in the service of the Bank, subject to the terms and conditions contained herein. During the term of this Agreement, the Executive shall be a member of the Asset Liability Management Committee of the Bank.

     3. DUTIES. Subject to the general direction of the Board of Directors of the Bank (the "BOARD"), the Executive shall perform such duties, including those relating to the integration and consolidation of the Seller with the Bank consistent with the Executive's position as an Executive Vice President of the Bank, as may be requested from time to time by the President and Chief Executive Officer of the Bank or his successor. While employed by the Bank hereunder, the Executive shall devote his full business time and best efforts, judgment, skill and knowledge exclusively to the advancement of the Bank's interests and to the discharge of his duties and responsibilities for the Bank. While employed by the Bank hereunder, the Executive shall not engage in any other business activity, except as approved by the Board, the President and Chief Executive Officer or the Board's designee in writing. It is agreed, however, that the provisions of this Section 3 shall not be violated by the Executive's holding of directorships or related positions in charitable, educational or not-for-profit organizations which do not involve substantial time commitments or by passive personal investment activities, provided that such positions and activities are not in conflict, and do not otherwise interfere, with the Executive's duties and responsibilities to the Bank.

     4.   COMPENSATION AND BENEFITS.

          4.1. SALARY. During the Term (as defined below) of this Agreement, the Executive shall be paid a salary (the "SALARY") at the rate of Two-Hundred and Twenty-Five Thousand Dollars ($225,000) per annum, payable as customarily paid by the Bank to executive officers generally. The Bank, in its sole discretion, may increase the Salary at any time or from time to time, but has made no representation that it intends to do so.

          4.2. RESTRICTED STOCK GRANT. The Bank hereby grants to the Executive a restricted stock award of 20,000 shares of Buyer Restricted Common Stock ("RESTRICTED STOCK"), 6,666 shares of which will vest on the date which is sixty
(60) days after the Effective Date (as defined in Section 5 hereof), 6,666 shares of which will vest on the first anniversary of the Effective Date and 6,667 shares of which will vest on the second anniversary of the Effective Date (the "RESTRICTED STOCK AWARD"). The terms and conditions of the Restricted Stock shall otherwise be governed by the terms of the Buyer's Stock Compensation Plan.

          4.3. BENEFITS. During the term hereof, the Executive shall be entitled to participate in a supplemental executive retirement plan of the Buyer in the form attached hereto as EXHIBIT A and in any and all employee benefit plans from time to time in effect for employees of the Bank generally, excluding only plans providing payments and/or other benefits in the event of a termination of employment. Such participation shall be subject to the terms of the applicable plan documents, generally applicable Bank policies and the discretion of the Board or any administrative or other committee provided for in or contemplated by such plan. The Executive shall also be eligible to receive cash bonuses and/or stock options, but only to the extent recommended by the President and Chief Executive Officer and as determined in the discretion of the Compensation Committee of the Buyer.

     5. TERM. The term (the "TERM") of employment of the Executive hereunder shall commence as of the Effective Time of the Merger (the "EFFECTIVE DATE") and shall continue until April 16, 2002 (the "END DATE").

     6. TERMINATION OF EMPLOYMENT. Notwithstanding the provisions of Section 5 above, the Executive's employment under this Agreement shall terminate under the following circumstances and, in that event, the Bank shall have only such obligations to the Executive as are specified below under the applicable termination provision; PROVIDED, HOWEVER, that except with respect to the matters specifically set forth in this Section 6, the foregoing is not intended to limit the rights of the Executive, if any, upon his termination of employment, under the terms of any other benefit plan of the Buyer or the Buyer Bank in which the Executive is a participant:

     a. UPON DEATH. In the event of the Executive's death during the Term hereof, the Executive's employment hereunder shall immediately and automatically terminate. In such event, the Bank shall pay to the Executive's designated beneficiary or, if no beneficiary has been designated by the Executive, to the Executive's estate, any base salary earned and unpaid through the date of death.

     b. AS A RESULT OF DISABILITY. In the event that the Executive becomes disabled during the Term hereof and, as a result, is unable to perform substantially all of his duties for the Bank for more than one hundred and twenty (120) days during any period of three hundred and sixty-five (365) days, the Bank may terminate the Executive's employment without further obligation (other than as set forth in the next sentence) upon notice to the Executive. In the event of such disability, the Executive will continue to receive his base salary and benefits under Section 4 hereof until the earlier of the date the Executive becomes eligible for disability income under the Bank's long-term disability or workers' compensation insurance plan or the date his employment terminates.

     c. BY THE BANK FOR CAUSE. The Bank may terminate the Executive's employment for Cause at any time upon notice to the Executive setting forth in reasonable detail the nature of such Cause. The following, as determined by the Board in its reasonable judgment, shall constitute Cause for termination: (1) the Executive's refusal to perform, or negligence in the performance of, his duties or responsibilities on behalf of the Bank and, if applicable, its affiliates;
(2) the Executive's fraud, embezzlement or other dishonesty with respect to the Bank or any of its affiliates; (3) the Executive's gross misconduct, his indictment in connection with any of the matters set forth in EXHIBIT C hereof, or conviction or plea of no contest to, any felony or a crime of moral turpitude, whether or not concerning matters which took place prior to or after the Effective Time, and (4) the Executive becoming the subject of any formal or informal criminal or regulatory investigation or a defendant in any civil action, attended by publicity which might be likely to harm the reputation or goodwill of the Bank. In the event of such termination, the Bank shall have no further obligation to the Executive, other than for base salary earned through the date of termination; PROVIDED, HOWEVER, that in the event that the Executive is terminated by the Bank for cause by reason of the events set forth in clause
(4) of this Section 6(c), the Executive shall be entitled to receive an amount equal to twelve (12) months' base salary at the rate in effect on the date of termination, PLUS the amounts set forth in Section 6(d) hereof with respect to benefits during the Post-Employment Health Coverage Period, payable in the manner, and subject to execution of the Executive Release, each as set forth in
Section 6(d) hereof.

     d. BY THE BANK OTHER THAN FOR CAUSE. The Bank may terminate the Executive's employment other than for Cause upon notice to the Executive under this subsection (d) or under subsection (g) below, whichever is applicable. In the event of such termination prior to, or more than two years following, a Change of Control and provided that the Executive executes the release of claims attached hereto and marked "A" (the "EXECUTIVE RELEASE") within twenty-one (21) days on the date of notice of termination of employment and does not timely revoke the Executive Release, the Bank:

               i. shall pay the Executive severance pay in an amount equal to twelve (12) months' base salary at the rate in effect on the date of termination, which the Executive may elect to receive (A) in a single lump sum, payable within thirty (30) days following the effective date of the Executive Release or (B) as salary continuation payable at the Bank's regular payroll periods and in accordance with its regular payroll practices commencing on the next regular payday immediately following the effective date of the Executive Release, but retroactive to the date of termination; and,

               ii. at the Executive's election, (A) shall continue to pay, for the period of twelve (12) months following termination of the

          Executive's employment or, if earlier, until the date the Executive is covered under another employer's health plan that is comparable to that of the Bank (the "POST-EMPLOYMENT HEALTH COVERAGE PERIOD"), that share of the premium cost of Executive's participation and that of his eligible dependents in the Bank's group health plan as it pays for active employees of the Bank and their eligible dependents generally OR (B) shall pay the Executive a single lump sum payment equal to the amount that the Bank would have expended if participation had been elected and continued for a period of twelve (12) months, which lump sum shall be payable within thirty (30) days following the effective date of the Executive Release, and the Executive and his eligible dependents may exercise any rights they have under COBRA to continue participation in the group health plan at their cost, effective as of the date the Executive's employment terminates. Should the Executive elect option (A) above, the period of any continued health coverage to which the Executive and his eligible dependents may be entitled under Sections 601-607 of ERISA and Section 4980B of the Internal Revenue Code (collectively referred to as "COBRA") as a result of the Executive's termination of employment will commence at the end of the above-defined Post Employment Health Coverage Period. Notwithstanding anything to the contrary contained herein, the Executive may only elect option (A) directly above if the Executive elects to receive payment under subparagraph (d)(i), directly above, in the form of salary continuation.

     e. BY THE EXECUTIVE FOR GOOD REASON. The Executive may terminate employment hereunder for Good Reason upon notice to the Bank setting forth in reasonable detail the nature of such Good Reason. The following shall constitute Good Reason for termination by the Executive: (i) failure of the Bank to continue the Executive as an Executive Vice President of the Bank; (ii) a change adverse to the Executive in the Executive's primary reporting relationship;
(iii) material diminution in the nature or scope of the Executive's responsibilities, duties or authority, (iv) material failure of the Bank to provide the Executive base salary and benefits in accordance with the terms of
Section 4 hereof; or (v) a permanent transfer of the Executive to a work site more than forty miles distant from his work site on the Effective Date. In the event of termination in accordance with this Section (6)(e), the Bank shall provide the Executive base salary and health insurance benefits in accordance with Section 6(d) hereof, provided that the Executive executes the Executive Release within twenty-one (21) days of his notice of termination of employment and provided further that the Executive does not timely revoke the Executive Release.

     f. BY THE EXECUTIVE OTHER THAN FOR GOOD REASON. The Executive may resign employment other than for Good Reason at any time upon one month's notice to the Bank. In the event of such termination, the Bank shall have no further obligation to the Executive, other than for base salary earned through the date of termination.

     g.   UPON A CHANGE OF CONTROL.

          i. If a Change of Control (as defined in subsection (g)(ii) below) occurs and, within two (2) years following such Change of Control, the Bank terminates the Executive's employment other than for Cause, or the Executive terminates his employment for Good Reason, and the Executive executes the Executive Release within twenty-one (21) days of the date of notice of termination of his employment and does not timely revoke it, then, in lieu of any payment and benefits to which the Executive would otherwise be entitled under Section 6(d) or 6(e) hereof, the Bank:

                    (1) shall pay the Executive an amount equal to twenty-four
          (24) months' base salary at the rate in effect on the date of termination of the Executive's employment, which the Executive may elect to receive (A) in a single lump sum, payable within thirty (30) days following the effective date of the Executive Release or (B) as salary continuation payable at the Bank's regular payroll periods and in accordance with its regular payroll practices commencing on the next regular payday following the effective date of the Executive Release, but retroactive to the date of termination; and

                    (2) at the Executive's election, (A) shall continue to pay, for the period of twenty-four months following termination of the Executive's employment or, if earlier, until the date the Executive is covered under another employer's health plan that is comparable to that of the Bank (the "POST-EMPLOYMENT HEALTH COVERAGE PERIOD"), that share of the premium cost of Executive's participation and that of his eligible dependents in the Bank's group health plan as it pays for active employees of the Bank and their eligible dependents generally OR (B) shall pay the Executive a single lump sum payment equal to the amount that the Bank would have expended if participation had been elected and continued for a period of twenty-four (24) months, which lump sum shall be payable within thirty (30) days following the effective date of the Executive Release, and the Executive and his eligible dependents may exercise their rights under COBRA to continue participation in the group health plan at their cost effective as of the date his employment terminates. Should the Executive elect option
          (A) above, the period of any continued health coverage to which the Executive and his eligible dependents may be entitled under COBRA as a result of the Executive's termination of employment will commence at the end of the above-defined Post-Employment Health Coverage Period. Notwithstanding anything to the contrary contained herein, the Executive may only elect option (A) directly above if the Executive elects to receive payment under subparagraph (g)(i)(1) in the form of salary continuation.

                    (3) Upon a Change of Control as defined in the Buyer's Stock Compensation Plan as amended by the Buyer from time to time (the "PLAN"), the vesting of any Buyer Restricted Common Stock ("RESTRICTED STOCK") or stock options to purchase Buyer Common Stock granted to the Executive and not yet exercised, expired, surrendered or canceled shall be in accordance with the Plan.

                    (4) If in connection with a Change of Control as defined in the Plan any other employees who hold stock options under the Plan or Restricted Stock will have their options or Restricted Stock or both cashed out, whether under the Plan or otherwise, the Executive shall have the right to have all or any of such options or Restricted Stock or both cashed out on the same basis and at the same time the options and Restricted Stock of such other employees are cashed out.

               ii. Except as otherwise provided with respect to subparagraphs
(g)(i)(3) and (g)(i)(4) directly above, a "Change of Control" shall be deemed to have occurred if hereafter:

                    (A) any "person", as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 as amended (the "EXCHANGE ACT") other than the Buyer or any of its subsidiaries or affiliates or any trustee or other fiduciary holding securities under an employee benefit plan of the Buyer or any of its subsidiaries or affiliates, becomes a beneficial owner (within the meaning of Rule 13d-3, as amended, as promulgated under the Exchange Act), directly or indirectly, of securities representing twenty-five (25%) percent or more of the combined voting power of the Buyer's then outstanding securities; or

                    (B) during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board of Directors of the Buyer or, any new director (other than a director designated by a person who has entered into an agreement with the Buyer to effect a transaction described in clause (A), (C) or (D) of this Section 6(g)(ii) whose election by the Board of Directors of the Buyer or nomination for election by the Buyer's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

                    (C) there occurs a merger or consolidation of the Buyer with any other corporation, other than a merger or consolidation which would result in the voting securities of the Buyer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Buyer or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Buyer (or similar transaction) in which no "person" (as hereinabove defined) acquires more than twenty-five percent (25%) of the combined voting power of the Buyer's then outstanding securities shall not constitute a Change of Control; or

                    (D) the stockholders of the Buyer approve a plan of a complete liquidation of the Buyer or the Bank; or

                    (E) there occurs a closing of a sale or other disposition by the Buyer of all or substantially all of the Buyer's or the Bank's assets.

     7.   CONFIDENTIAL INFORMATION.

          a. The Executive acknowledges that the Buyer, the Bank and their affiliates continually develop Confidential Information, that the Executive may develop Confidential Information for the Bank or its affiliates and that the Executive may learn of Confidential Information during the course of employment with the Bank or any of its affiliates. The Executive agrees to comply with the policies and procedures of the Buyer for protecting Confidential Information and agrees that he shall not disclose to any person, corporation or other entity, except as required for the proper performance of his regular duties for the Bank, and shall not use for his own benefit or that of another, any Confidential Information obtained by the Executive incident to his employment or other association with the Bank or any of its affiliates. The Executive understands that this restriction will continue to apply throughout his employment and after his employment terminates, regardless of the reason for such termination; PROVIDED, HOWEVER, that the obligations contained in this Section 7 shall not apply to any Confidential Information that becomes publicly known through no fault of the Executive or that the Executive is otherwise required by law or regulation to disclose.

          b. As used in this Agreement, "Confidential Information" means any and all information of the Buyer, the Bank and their affiliates that is not generally known by others with whom any of them competes or does business, or with whom any of them plans to compete or do business, including without limitation any and all information concerning the identity and special needs of the customers of the Buyer, the Bank and their affiliates and the people and organizations with whom any of them has business relationships and those relationships. Confidential Information also includes any information received by the Buyer, the Bank or any of their affiliates from others with any understanding, express or implied, that it will not be disclosed.

     8. NON-SOLICITATION. While the Executive is employed by the Bank and (a) for a period of two years following the termination of his employment pursuant to Sections 6(b), (c) or (f) hereof or (b) in the event of termination pursuant to Sections 6(d), (e) or (g) hereof, for a period equal to the months of severance pay provided the Executive thereunder:

     (i) the Executive shall not, directly or indirectly, solicit or encourage any customer of the Buyer, the Bank or any of their affiliates to terminate or diminish substantially its relationship with the Buyer, the Bank or any of their affiliates and

     (ii) the Executive shall not, directly or indirectly, hire or attempt to hire any executive personnel of the Buyer, the Bank or any of their affiliates or solicit or encourage any executive personnel of the Buyer, the Bank or any of their affiliates to discontinue employment with the Buyer, the Bank or any of their affiliates.

For purposes of this Section 8, the term "months of severance pay" shall mean the quotient of the total sum of payments to be made to the Executive under the applicable termination provision divided by the Executive's base salary at the monthly rate in effect on the date of termination.

     9. REMEDIES. The Executive acknowledges that, if he were to breach any of the provisions of Sections 7 or 8 of this Agreement, the harm to the Bank would be irreparable. The Executive therefore agrees that, in addition to any other remedies available to it, the Bank shall be entitled to obtain preliminary and permanent injunctive relief against any such breach, without having to post bond.

     10. TAXES. All payments made to the Executive under this Agreement shall be reduced by any tax or other amount required to be withheld by the Bank under applicable law.

     11. REDUCTIONS. Notwithstanding anything to the contrary contained in this Agreement, (a) any and all payments and benefits to be provided to the Executive hereunder are subject to reduction to the extent required by applicable statutes, regulations, rules and directives of federal, state and other governmental and regulatory bodies having jurisdiction over the Bank and/or any of its affiliates and (b) the payments and benefits to which the Executive would be entitled pursuant to Section 6(g) hereof or otherwise as a result of a Change of Control shall be reduced to the maximum amount for which the Bank will not be limited in its deduction pursuant to Section 28OG of the Internal Revenue Code of 1986, as amended, or any successor provision. Any such reduction shall be applied to the amounts due to the Executive in such manner as the Executive may reasonably specify within thirty (30) days following notice from the Bank of the need for such reduction or, if the Executive fails to so specify timely, as determined by the Bank.

     12. ASSIGNMENT. The Bank may assign its rights and obligations under this Agreement without the consent of the Executive in the event that the Bank shall hereafter effect a reorganization, consolidate with, or merge into, any other person, corporation or other entity or transfer all or substantially all of its assets to any other person, corporation or other entity but only to such other person, corporation or other entity. The Bank requires the personal services of the Executive and he may not assign this Agreement. This Agreement shall inure to the benefit of and be binding upon the Bank and the Executive and their respective successors, executors, administrators, heirs and permitted assigns.

     13.   INDEMNIFICATION.

          (a) The Bank shall indemnify the Executive to the maximum extent permitted by law and regulation in connection with any liability, expense or damage which the Executive incurs or to which the Executive is exposed as a result of the Executive's employment and positions with the Bank or any affiliate of the Bank, as contemplated by this Agreement, provided that the Executive shall not be indemnified with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the Bank. The Bank hereby confirms that the occupancy of all offices and positions with any subsidiary or affiliate of the Bank which in the future are occupied or held by the Executive will have been so occupied or held at the request of and for the benefit of the Bank for purposes of the Executive's entitlement to indemnification under applicable provisions of the respective articles of organization and/or other similar documents of the Bank; and

          (b) The Bank shall, with respect to the Executive, honor and fulfill the terms of the resolution of the Seller's Board of Directors dated October 15, 1996, with respect to the retention of counsel for the Executive and the indemnification provisions for officers and directors which were set forth in the Articles of Organization and By-Laws of the Seller prior to the Effective Time with respect to acts and omissions taken prior to the Effective Time by such officers and directors, but only to the extent not prohibited by federal and Massachusetts law and regulations.

     14. MISCELLANEOUS. This Agreement sets forth the entire agreement between the Bank and the Executive and supersedes all prior communications, agreements and understandings, whether written or oral, with respect to the Executive's employment. The headings and captions contained herein are for convenience of reference only and are not part of this Agreement. This Agreement may not be modified or amended, and no breach of this Agreement shall be deemed to be waived, unless agreed to in writing by the Executive and the Bank. This is a Massachusetts contract and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     15. NOTICES. Any notices provided for in this Agreement shall be in writing and shall be effective when delivered in person or deposited In the United States mail, postage prepaid, and addressed to the Executive at his last known address on the books of the Bank or, in the case of the Bank, at its main office, attention of the Senior Vice President, Human Resources with a copy to the General Counsel of the Bank.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as an instrument under seal as of the date first above written.

                                     USTRUST


                                     By:/s/ Neal F. Finnegan
                                        ------------------------------------
                                        Name: Neal F. Finnegan
                                        Title: President and Chief Executive
                                                  Officer


                                        /s/ Thomas J. Kelly
                                        ------------------------------------
                                              THOMAS J. KELLY


         The undersigned hereby agrees to be bound by the provisions of this Agreement.

                                    UST CORP.


                                     By:/s/ Neal F. Finnegan
                                        ------------------------------------
                                        Name: Neal F. Finnegan
                                        Title: President and Chief Executive
                                                  Officer

                                                                     EXHIBIT B-2

               FORM OF SELLER AFFILIATE LETTER ADDRESSED TO BUYER


                                               [Date]


BUYER

Ladies and Gentlemen:

     I have been advised that as of the date hereof I may be deemed to be an "affiliate" of SOMERSET SAVINGS BANK, a Massachusetts stock savings bank ("SELLER"), as the term "affiliate" is (i) defined for purposes of paragraphs
(c) and (d) of Rule 145 of the Rules and Regulations (the "RULES and REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. I have been further advised that pursuant to the terms of the Affiliation Agreement and Plan of Reorganization, dated as of December 9, 1997 (the "MERGER AGREEMENT"), between UST CORP., a Massachusetts corporation ("BUYER"), and Seller, all of the assets and liabilities of the Seller will be transferred to Mosaic Corp., a wholly-owned subsidiary of the Buyer, who will direct all of such assets and liabilities to its wholly-owned subsidiary, USTrust, pursuant to the merger of Seller with and into USTrust (the "MERGER"), and that as a result of the Merger, I may receive shares of Buyer Common Stock (as defined in the Merger Agreement) in exchange for shares of Seller Common Stock (as defined in the Merger Agreement), owned by me.

     I represent, warrant and covenant to Buyer that in the event I receive any Buyer Common Stock pursuant to the Merger:

          A. I shall not make any sale, transfer or other disposition of the Buyer Common Stock in violation of the Act or the Rules and Regulations.

          B. I have carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Buyer Common Stock to the extent I believed necessary, with my counsel or counsel for Seller.

          C. I have been advised that the issuance of Buyer Common Stock to me pursuant to the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4.

     However, I have also been advised that, because, at the time the Merger is or was submitted for a vote of the stockholders of Buyer, I may be deemed to be or to have been an affiliate of Seller and the distribution by me of the Buyer Common Stock will not have been registered under the Act. I agree that I will not sell, transfer or otherwise dispose of Buyer Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or
     (iii) in the opinion of counsel reasonably acceptable to Buyer, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          D. I understand that Buyer is under no obligation to register the sale, transfer or other disposition of the Buyer Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          E. I also understand that stop transfer instructions will be given to Buyer's transfer agents with respect to the Buyer Common Stock and that there will be placed on the certificates for the Buyer Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

               "The securities represented by this certificate have been issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies and may be sold or otherwise transferred only in compliance with the requirements of Rule 145 or pursuant to a registration statement under said act or an exemption from such registration."

          F. I also understand that unless the transfer by me of my Buyer Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Buyer reserves the right to put the following legend on the certificates issued to my transferee:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

     It is understood and agreed that this letter agreement shall terminate and be of no further force and effect and the legends set forth in E or F, as the case may be, above shall be removed by delivery of substitute certificates without such legend, and the related stop transfer of restrictions shall be lifted forthwith, if (i) any such shares of Buyer Common Stock shall have been registered under the Securities Act for sale, transfer or other disposition by me or on my behalf and are sold, transferred or otherwise disposed of, or (ii) any such shares of Buyer Common Stock are sold in accordance with the provisions of paragraphs (c), (e), (f) and (g) of Rule 144 promulgated under the Securities Act, or (iii) I am not at the time an affiliate of Buyer and have been the beneficial owner of the Buyer Common Stock for at least one year (or such other period as may be prescribed by the Securities Act and the rules and regulations promulgated thereunder), and Buyer has filed with the Commission all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding twelve months, or (iv) I am not and have not been for at least three months an affiliate of Buyer and have been the beneficial owner of the Buyer Common Stock for at least two years (or such period as may be prescribed by the Securities Act and the rules and regulations promulgated thereunder), or (v) Buyer shall have received a letter from the staff of the Commission, or an opinion of counsel reasonably acceptable to Buyer, to the effect that the stock transfer restrictions and the legend are not required.

     I further represent to and covenant with Buyer that from the date that is thirty (30) days prior to the Effective Time (as defined in the Merger Agreement) I will not sell, transfer or otherwise dispose of, or reduce the risk of ownership with respect to, shares of Seller Common Stock held by me and that I will not sell, transfer or otherwise dispose of, or reduce the risk of ownership with respect to, any shares of Buyer Common Stock received by me in the Merger or other shares of Buyer Common Stock until after such time as results covering at least thirty (30) days of combined operations of Buyer and Seller have been published by Buyer, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the results of at least 30 days of combined operations.

                                         Very truly yours,


                                         By:_______________________________
                                                      Name:

Accepted this ____ day of
_____________, 1997, by

UST CORP.



By:_________________________________
         Name:
         Title: